                                         Filed pursuant to Rule 424(b)(3)
                                         Registration Number 333-38931

PROSPECTUS  SUPPLEMENT
(TO PROSPECTUS DATED DECEMBER 1, 1997)

                       SALOMON SMITH BARNEY HOLDINGS INC.
                            1,100,000 CALL WARRANTS
                                     ON THE
                              1998 TEN+ (SM) INDEX
                           EXPIRING ON JULY 17, 2000
                            ------------------------

     Each 1998 TEN+(SM) Index Call Warrant (a "Warrant") will entitle the holder thereof, upon exercise (including automatic exercise), to receive from Salomon Smith Barney Holdings Inc. (the "Company" and, together with its subsidiaries, "Salomon Smith Barney") an amount in cash (the "Cash Settlement Value") calculated by reference to increases, if any, in the 1998 TEN+ Index, which will consist of a diversified basket of the common stocks (or American Depositary Receipts ("ADRs")) of 15 corporations operating in several industry groups (the "Index", as more fully defined on page S-3). A list of the underlying stocks appears on page S-19. The Cash Settlement Value will equal the greater of (A) zero and (B) the product (rounded down to the nearest cent) of (i) the quotient obtained by dividing (x) the amount, if any, by which the Spot Index Value (as defined on page S-4) for the applicable Valuation Date (as defined on page S-25) exceeds the product of (a) .8 and (b) the Initial Index Value (as defined on page S-4) by (y) the Initial Index Value and (ii) $10. The Initial Index Value, which shall remain constant throughout the term of the Warrants once it is determined, will be set on August 4, 1998 and will equal the closing value of the Index on such date.

     THE WARRANTS MAY NOT BE EXERCISED PRIOR TO AUGUST 5, 1998.

     The Warrants have been approved for listing on the Chicago Board Options Exchange (the "CBOE") under the symbol "TPW", subject to official notice of issuance.
                                                        (CONTINUED ON NEXT PAGE)

     INVESTING IN THE WARRANTS INVOLVES A HIGH DEGREE OF RISK, INCLUDING THE RISK OF THE WARRANTS EXPIRING WORTHLESS IF THE SPOT INDEX VALUE IS LESS THAN OR EQUAL TO 80% OF THE INITIAL INDEX VALUE. PURCHASERS SHOULD BE PREPARED TO SUSTAIN A TOTAL LOSS OF THE PURCHASE PRICE OF THEIR WARRANTS AND ARE ADVISED TO CONSIDER CAREFULLY THE "RISK FACTORS RELATING TO THE WARRANTS" BEGINNING ON PAGE S-8.
                            ------------------------

THESE WARRANTS HAVE NOT BEEN APPROVED BY THE SECURITIES AND EXCHANGE COMMISSION
    OR ANY STATE SECURITIES COMMISSION, NOR HAVE ANY OF THESE ORGANIZATIONS DETERMINED THAT THIS PROSPECTUS SUPPLEMENT, OR ANY PROSPECTUS, IS ACCURATE OR
      COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------
                                                 PRICE TO                  UNDERWRITING                PROCEEDS TO
                                                  PUBLIC                    DISCOUNTS                 THE COMPANY(1)
------------------------------------------------------------------------------------------------------------------------------
     Per Warrant.....................             $4.15                       $0.25                       $3.90
------------------------------------------------------------------------------------------------------------------------------
     Total...........................         $4,565,000.00                $275,000.00                $4,290,000.00
------------------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------

   (1) Before deducting expenses payable by the Company estimated at $100,000.
                            ------------------------

     The Warrants are offered by the Underwriter named herein, subject to prior sale, when, as and if accepted by it and subject to certain conditions. It is expected that delivery of the Warrants will be made at the offices of Smith Barney Inc., 388 Greenwich Street, New York, New York, or through the facilities of The Depository Trust Company, on or about July 22, 1998.

                              SALOMON SMITH BARNEY
July 17, 1998

(continued from cover page)

     The Warrants will be exercisable on any Business Day (as defined on page S-4) from August 5, 1998 until 3:00 P.M., New York City time, on the earlier of
(i) the fourth Business Day immediately preceding July 17, 2000 (the "Expiration Date" for the Warrants) and (ii) the Business Day immediately preceding the Delisting Date (as defined on page S-5), if any. Any Warrant not exercised at or before 3:00 P.M., New York City time, on such Business Day will be automatically exercised on the Expiration Date or on the Delisting Date, as the case may be, subject to an automatic extension of the term of the Warrants as described herein. All exercises of Warrants (other than automatic exercises) are subject, at the Company's option, to the limitation that not more than 250,000 Warrants in total may be exercised on any Exercise Date (as defined on page S-24) and not more than 100,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. See "Description of the Warrants -- Exercise of
Warrants -- Maximum Exercise Amount".

     The valuation of and payment for any exercised Warrant may be postponed as a result of an Extraordinary Event or a Market Disruption Event (each as defined on pages S-28 and S-27, respectively) or as a result of the exercise of a number of Warrants exceeding the maximum permissible amount as described herein, in which case the Warrantholder (as defined on page S-5) will receive the Cash Settlement Value or, under certain circumstances, the Alternative Settlement Amount (as defined on page S-28) for such Warrant, in either case determined as of a later date.

     A Warrantholder tendering Warrants for exercise (and, therefore, not in the case of an automatic exercise) will have the option of specifying that such Warrants are not to be exercised if the Spot Index Value as of the applicable Valuation Date is five or more points lower than the closing level of the Spot Index Value on the relevant Exercise Date. Warrants that are not exercised will be treated as not having been tendered for exercise and will be returned to the Warrantholder. See "Description of the Warrants -- Limit Option".

     The CBOE requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the CBOE requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants.

     For additional information as to the Cash Settlement Value, Initial Index Value, Spot Index Value and certain United States federal income tax consequences to holders of the Warrants you should refer to the sections "Description of Warrants -- Determination of the Cash Settlement Value",
"-- Determination of the Initial Index Value" and "-- Determination of the Spot Index Value", and "Certain United States Federal Income Tax Considerations" in this Prospectus Supplement.

     "TEN+" is a registered servicemark of the Company.

                           SUMMARY INFORMATION -- Q&A

     This summary includes questions and answers that highlight selected information from this Prospectus Supplement and the accompanying Prospectus to help you understand the Call Warrants based upon the 1998 TEN+(SM) Index (the "Warrants")*. You should carefully read the entire Prospectus and Prospectus Supplement to fully understand the terms of the Warrants, certain information regarding how the 1998 TEN+(SM) Index (the "TEN+ Index" or the "Index") is calculated and maintained, as well as the principal tax and other considerations that are important to you in making a decision about whether to invest in the Warrants. You should, in particular, carefully review the section entitled "Risk Factors Relating to the Warrants", which highlights certain risks, to determine whether an investment in the Warrants is appropriate for you. All of the information set forth below is qualified in its entirety by the more detailed explanation set forth elsewhere in this Prospectus Supplement and the accompanying Prospectus.

WHAT ARE THE WARRANTS?

     The Warrants are a series of Index Warrants (as defined in the Prospectus accompanying this Prospectus Supplement) issued by the Company. The Warrants are contractual obligations of the Company and are not secured by collateral. The Warrants will rank equally with all other unsecured contractual obligations of the Company and the Company's unsecured and unsubordinated debt. Since the Company is a holding company, the Warrants will be effectively subordinated to the claims of creditors of the Company's subsidiaries.

     The initial purchase price of the Warrants is $4.15 per Warrant. The Company will make no periodic payments on the Warrants. As explained more fully below, the Company will make a payment to you upon your exercise of the Warrants only if the Spot Index Value on the Valuation Date with respect to the time you exercise the Warrants is greater than 80% of the Initial Index Value. The Warrants expire on July 17, 2000, and any Warrants that have not been exercised prior to such date or an earlier Delisting Date will be subject to automatic exercise as described under "Description of the Warrants -- Automatic Exercise." However, if the Spot Index Value at such time is less than or equal to 80% of the Initial Index Value, then the Warrants will expire worthless and you will receive no payment.

     You will not have the right to receive physical certificates evidencing your ownership of the Warrants except under limited circumstances. Instead, the Company will issue the Warrants in book-entry form in the form of one or more global certificates, which will be held by the Depository Trust Company ("DTC", which term, as used herein and in the accompanying Prospectus, will include any successor depositary selected by the Company) or its nominees. Direct and indirect participants in DTC (including participants in the Euroclear and Cedel clearing systems) will record beneficial ownership of the Warrants by individual investors. You should refer to the section "Description of the Warrants -- Book-Entry System" in this Prospectus Supplement.

WHAT WILL I RECEIVE UPON EXERCISE OF THE WARRANTS?

     We have designed the Warrants to permit investors to participate in the appreciation, if any, of the TEN+ Index, a diversified basket of the common stocks (or ADRs) of 15 U.S. and foreign corporations operating in several industry groups that is described in more detail below. Since warrants are inherently leveraged instruments, the purchase of a Warrant allows investors to benefit from the performance of a larger notional investment in the TEN+ Index with a smaller initial investment in the Warrants.

---------------

* Refer to "Index of Terms" attached hereto as Appendix A for a listing of defined terms and pages on which they are defined in this Prospectus Supplement.

  Cash Settlement Value

     The Cash Settlement Value, if any, that you will receive upon exercise (including automatic exercise) of your Warrants is equal to:

                                    Spot Index Value - (.8 X Initial Index Value)
  the greater of (A) zero and (B)  -----------------------------------------------  X $10
                                                 Initial Index Value

     In certain circumstances, as described more fully below, you will receive an Alternative Settlement Amount rather than the Cash Settlement Value of your Warrants.

     "Initial Index Value" means the value of the TEN+ Index at the close of trading on the CBOE on August 4, 1998. Once determined, the Initial Index Value will remain constant throughout the term of the Warrants. The closing value of the Index as of July 16, 1998 has been set at 100; the Initial Index Value, which will be determined approximately 18 days later, may be higher, lower or equal to 100. Once it has been determined, the Initial Index Value will be disseminated by the CBOE and published by the Company in The Wall Street Journal.

     "Spot Index Value" means the value of the TEN+ Index at the close of trading on the CBOE on the applicable Valuation Date (as defined below); provided, however, that the Spot Index Value with respect to the Expiration Date, any Early Extended Expiration Date (as defined below) or any Extended Expiration Date (as defined below) means the value of the TEN+ Index at the opening of trading on the CBOE on the applicable Valuation Date. The Valuation Date will generally be the Business Day following the date on which you exercise your Warrants, but may be the second Business Day following such exercise, depending on the timing of your exercise. The Valuation Date may also be postponed as a result of an Extraordinary Event or a Market Disruption Event (see "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events") or the exercise of a number of Warrants exceeding certain limits on exercise (see "Description of the Warrants -- Exercise of Warrants -- Maximum Exercise Amount").

     As used in this Prospectus Supplement, "Business Day" means any day other than a Saturday or Sunday or a day on which either the CBOE is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed, and a "Trading Day" means any Business Day on which no Extraordinary Event or Market Disruption Event (each as defined below) has occurred.

     The Company will pay you a Cash Settlement Value only if the Spot Index Value is greater than 80% of the Initial Index Value on the applicable Valuation Date. IF THE SPOT INDEX VALUE ON THE RELEVANT VALUATION DATE IS EQUAL TO OR LESS THAN 80% OF THE INITIAL INDEX VALUE, THE CASH SETTLEMENT VALUE WILL BE ZERO.

     The Cash Settlement Value and any Alternative Settlement Amount will be rounded down to the nearest cent.

     For more specific information about the Cash Settlement Value, please refer to the section "Description of the Warrants -- Determination of the Cash Settlement Value" in this Prospectus Supplement.

  Cash Settlement Value -- Examples

     Here are three examples of hypothetical Cash Settlement Value calculations:

     Example 1: Spot Index Value is less than 80% of the Initial Index Value on the Valuation Date relating to the relevant Exercise Date:

       Hypothetical Initial Index Value: 110
       Hypothetical Spot Index Value: 80

                                           80 - (.8 X 110)
   Cash Settlement Value (per Warrant) =  -----------------  X $10 = $0
                                                 110
                                           (cannot be less than zero)

     The Cash Settlement Value is zero and exercise of the Warrant at such time is worthless.

     Example 2: Spot Index Value is greater than 80% of the Initial Index Value on the Valuation Date relating to the relevant Exercise Date, but less than the Initial Index Value:

       Hypothetical Initial Index Value: 110
       Hypothetical Spot Index Value: 100

                                           100 - (.8 X 110)
   Cash Settlement Value (per Warrant) =  -------------------  X $10 =
                                                  110          $1.09

     You would receive $1.09 per Warrant upon exercising your Warrants.

     Example 3: Spot Index Value is greater than the Initial Index Value on the Valuation Date relating to the relevant Exercise Date:

       Hypothetical Initial Index Value: 110
       Hypothetical Spot Index Value: 140

                                          140 - (.8 X 110)
  Cash Settlement Value (per Warrant) =  ------------------  X $10 = $4.72
                                                110

     You would receive $4.72 per Warrant upon exercising your Warrants.

HOW DO I EXERCISE MY WARRANTS?

     The Warrants will be exercisable on any Business Day from August 5, 1998 until 3:00 P.M., New York City time, on the earlier of (i) the fourth Business Day immediately preceding the Expiration Date for the Warrants, which is July 17, 2000, or (ii) if the Warrants are delisted, the Business Day immediately preceding the effective date of their delisting from, or permanent suspension from trading on, the CBOE and failure to list the Warrants on another United States national securities exchange (the "Delisting Date").

     The Company will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC (including the depositaries in the Euroclear or Cedel clearing systems) will record beneficial ownership of the Warrants by individual investors. To exercise Warrants, a registered holder of a Warrant (a "Warrantholder") must direct a broker, who may, in turn, need to direct a participating organization in DTC (a "Participant"), to transfer Warrants held by DTC on behalf of such Warrantholder and to submit an exercise notice in the form of Appendix B hereto (an "Exercise Notice") to the Warrant Agent (as defined below). In order for the Business Day on which a Warrantholder's Warrants and an Exercise Notice are delivered on his behalf to the Warrant Agent to constitute the Exercise Date for the Warrants being exercised, a Warrantholder must cause such Warrants to be transferred free on the records of DTC to, and such Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on such Business Day; provided, however, that in the case of Warrants held through Cedel or Euroclear, the Warrants must be transferred to the Warrant Agent prior to 3:00 P.M., New York City time, on the applicable Valuation Date to achieve such objective. See "Risk
Factors -- Risks and

Costs Associated with Exercise of Warrants" and "Description of the Warrants -- Exercise and Settlement of Warrants".

     Any Warrant not exercised on or before the Expiration Date or the Delisting Date, if any, will be automatically exercised on such date. See "Description of the Warrants -- Exercise and Settlement of Warrants".

     All exercises of Warrants (other than automatic exercises) are subject, at the Company's option, to the limitation that not more than 250,000 Warrants in total may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. See "Description of the Warrants -- Maximum Exercise Amount".

WHO SHOULD CONSIDER INVESTMENTS IN THE WARRANTS?

     Since the Warrants are tied to the results of an underlying equity index, they may be appropriate for investors with specific investment horizons who seek to participate in the potential price appreciation of the underlying stocks comprising the Index with risk limited to the cost of the Warrants they purchase. The CBOE requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the CBOE requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants.

     In particular, the Warrants may be an attractive investment for investors who:

        - Want to participate in the appreciation potential offered by the stocks underlying the Index, but are concerned about limiting their investment risk to the cost of the Warrants they purchase.

        - Seek to add a leveraged equity-linked investment to balance out a portfolio otherwise dominated by fixed income investments.

        - Desire to benefit from the potential appreciation and diversification offered by an index based on a portfolio of 15 stocks with a significantly smaller initial investment than would otherwise be required.

        - Are willing to forego dividend payments on the stocks underlying the Index.

WHO PUBLISHES THE INDEX AND WHAT DOES IT MEASURE?

     The TEN+ Index is a stock index calculated, published and disseminated by the CBOE that is intended to measure the composite price performance of the underlying stocks. The underlying stocks that comprise the Index have been selected by Salomon Smith Barney's TEN+ Selection Committee as undervalued stocks deemed to have above average appreciation potential over the 12 months following the selection of such stocks. A list of the underlying stocks, together with certain information about the historical price performance of the Index, is included in the section "Description of the Index" in this Prospectus Supplement.

WHAT ABOUT TAXES?

     Unlike certain other publicly-traded index and currency warrants, you generally will not be required to mark the Warrants offered hereby to market (i.e., treat them as sold at fair market value) for federal income tax purposes on the last business day of each taxable year. Rather, when you sell or exercise the Warrants, you will have a gain or loss equal to the difference between the cash you receive and your tax basis in the Warrants. If you hold Warrants that are worthless when they expire or at the time of an automatic exercise, you will have a loss equal to your tax basis in the Warrants. All such gains or losses will generally be capital gains or losses. Please refer to the section "Certain United States Federal Income Tax Considerations".

WILL THE WARRANTS BE LISTED ON A STOCK EXCHANGE?

     The Warrants have been approved for listing on the CBOE under the symbol "TPW", subject to official notice of issuance. You should be aware that the listing of the Warrants on the CBOE will not ensure that a liquid trading market will develop or, if any such market does develop, that it will remain available throughout the term of the Warrants. The delisting of the Warrants from, or permanent suspension of trading of the Warrants on, the CBOE, and failure to list the Warrants on another national securities exchange will result in the automatic exercise of the Warrants, and could result in an investor's total loss of the purchase price for his Warrants. You should review the sections "Risk Factors -- Possible Illiquidity of the Secondary Market" and "Description of the Warrants -- Automatic Exercise" in this Prospectus Supplement.

WHAT IS THE ROLE OF SALOMON SMITH BARNEY AND OUR SUBSIDIARY, SMITH BARNEY INC.?

     Salomon Smith Barney's TEN+ Selection Committee has selected the underlying stocks that comprise the TEN+ Index. See "Description of the Index." The inclusion of an underlying stock in the TEN+ Index should not be considered a recommendation to buy or sell such security, and neither Salomon Smith Barney nor any of its affiliates make any representation to any purchaser of the Warrants as to the performance of the Index or any underlying stock. Beneficial owners of the Warrants will not have any right to receive any underlying stock or any dividends on any underlying stock.

     The underlying stocks in the Index comprise all of the portfolio securities (the "Portfolio Securities") included in the Uncommon Values Trust, 1998 Series (the "Trust"). See "Description of the Index." The Trust is a unit investment trust sponsored by Smith Barney Inc. ("Smith Barney"), a subsidiary of the Company, which offered units in the Trust for initial sale to the public on July 6, 1998. In connection with the offering of units in the Trust (as well as in connection with satisfying redemptions from the Trust), Smith Barney, as the sponsor of the Trust, or the Trust itself has bought (and sold) and will buy (and sell) the Portfolio Securities. Especially during the period of the initial offering of units in the Trust, during which Smith Barney as sponsor or the Trust is expected to purchase a material amount of the Portfolio Securities, the volume of such transactions in the Portfolio Securities may impact upon the value of the Portfolio Securities. Such activity in the Portfolio Securities may have an impact on the value of the underlying stocks comprising the Index, and thus, on the value of the Index. The publication of the list of the Portfolio Securities selected for the Trust may also cause increased trading activity in certain of the Portfolio Securities. In response to such announcement, investment advisory and brokerage clients of Smith Barney and its affiliates may have purchased and may purchase some or all of the individual Portfolio Securities appearing on the list during the period of the initial offering of units in the Trust. Such activity in the Portfolio Securities may have an impact on the value of the stocks underlying the Index, and thus, on the value of the Index. Moreover, throughout the term of the Warrants, purchasing and selling activity, including by such clients and including in response to research coverage or other analysis by Smith Barney or other affiliates of the Company, may impact the value of the stocks underlying the Index. The Company has decided to set the Initial Index Value of the Warrants on a date approximately one month after the selection of the Portfolio Securities (and the public offering of units in the Trust) in the expectation that such delay in setting the Initial Index Value will tend to reduce the impact that the activity of the Trust (and of investment advisory and brokerage clients of Smith Barney) will have on the value of the underlying stocks comprising the Index, and thus, on the value of the Index, as this impact is expected to be most significant in the twenty-Trading Day period following the public offering of units in the Trust. No assurance can be given, however, that such activity will not affect the Initial Index Value or the Spot Index Value at any given time, and therefore the trading value and Cash Settlement Value of the Warrants.

     Smith Barney is also the underwriter for the offering and sale of the Warrants. After the initial offering of the Warrants, Smith Barney and/or other subsidiaries of the Company intend to buy and sell Warrants to create a secondary market for Warrantholders. However, neither Smith Barney nor any of such affiliates will be obligated to engage in any of these market activities or to continue them once they have been started.

     Smith Barney will also be our Determination Agent (as defined below) for purposes of calculating the Initial Index Value, any Spot Index Value, the Cash Settlement Value and any Alternative Settlement

Amount, and in determining whether an Extraordinary Event or Market Disruption Event has occurred. Potential conflicts of interest may exist between Smith Barney and the Warrantholders.

CAN YOU TELL ME MORE ABOUT THE COMPANY?

     Salomon Smith Barney Holdings Inc. is a holding company that provides investment banking, securities and commodities trading, brokerage, asset management and other financial services through its subsidiaries. The Company is a subsidiary of Travelers Group Inc. ("Travelers Group"), a diversified financial services holding company. On April 6, 1998, Travelers Group and Citicorp announced that they entered into a definitive agreement to combine in a merger of equals. The transaction, which is expected to be completed during the third quarter of 1998, is subject to various regulatory approvals, including approval by the Federal Reserve Board. The transaction is also subject to approval by the stockholders of each of Travelers Group and Citicorp.

     For additional information about the Company, you should refer to the section "The Company" in the Prospectus. You should also read the other documents the Company has filed with the Securities and Exchange Commission (the "SEC"), which you can find by referring to the section "Where You Can Find More Information" in the Prospectus.

ARE THERE ANY RISKS ASSOCIATED WITH MY INVESTMENT?

     Yes, investing in the Warrants involves a high degree of risk, including the risk of the Warrants expiring worthless if the Spot Index Value with respect to the Expiration Date is equal to or less than 80% of the Initial Index Value. You should be prepared to sustain a total loss of the purchase price of your Warrants and are advised to consider carefully the "Risk Factors Relating to the Warrants" below.
                            ------------------------

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents, filed by the Company with the SEC pursuant to
Section 13 of the Securities Exchange Act of 1934, as amended (the "Exchange Act") (File No. 1-4346), are incorporated herein by reference: (i) the Annual Report on Form 10-K for the year ended December 31, 1997, (ii) the Quarterly Report on Form 10-Q for the quarter ended March 31, 1998 and (iii) the Current Reports on Form 8-K filed on January 9, 1998, January 26, 1998, February 2, 1998, March 3, 1998, April 17, 1998, April 20, 1998, May 13, 1998, June 8, 1998,
June 10, 1998, June 17, 1998 and July 17, 1998. See "The Company -- Where You Can Find More Information" and "Incorporation of Certain Documents by Reference" in the Prospectus. Such documents may be accessed electronically by means of the SEC's home page on the world wide web on the internet at "http://www.sec.gov."
                            ------------------------

                     RISK FACTORS RELATING TO THE WARRANTS

     The Warrants involve a high degree of risk. Prospective purchasers of the Warrants should recognize that their Warrants may expire worthless and should be prepared to sustain a total loss of the purchase price of their Warrants. Prospective purchasers of the Warrants should be experienced with respect to options and options transactions, should understand the risks of transactions in equity-indexed instruments and should reach an investment decision only after careful consideration, with their advisers, of the suitability of the Warrants in light of their particular financial circumstances, the information set forth below and the other information set forth in this Prospectus Supplement and the Prospectus.

GENERAL MARKET AND TIMING RISKS

     A Warrantholder will receive a cash payment from the Company upon exercise (including automatic exercise) of a Warrant only if such Warrant has a Cash Settlement Value greater than zero at such time. The "Cash Settlement Value" of a Warrant will equal the greater of (A) zero and (B) the product (rounded down to the nearest cent) of (i) the quotient obtained by dividing (x) the amount, if any, by which the Spot Index Value for the applicable Valuation Date exceeds the product of (a) .8 and (b) the Initial Index Value by

(y) the Initial Index Value and (ii) $10. If the Spot Index Value for any Valuation Date is less than or equal to 80% of the Initial Index Value, the Cash Settlement Value will be zero. The Initial Index Value, which shall remain constant throughout the term of the Warrants, will be set on August 4, 1998 and will equal the closing value of the Index on such date. Accordingly, the Warrants may not be exercised before August 5, 1998. See "Description of the Warrants -- Determination of Cash Settlement Value of Warrants".

     Investment decisions relating to equity-indexed warrants, such as the Warrants offered hereby, require the investor to predict the direction of movements in the values of the stocks underlying the relevant index as well as the amount and timing of those movements. Equity-indexed warrants may change substantially in value, or lose all of their value, with relatively small movements in the value of the relevant index. Moreover, an equity-indexed warrant is a "wasting asset" in that, in the absence of countervailing factors, such as an offsetting movement in the value of the relevant index, the market value of an equity-indexed warrant will tend to decrease over time and the warrant will have no market value after the time for exercise has expired. Accordingly, equity-indexed warrants, such as the Warrants offered hereby, involve a high degree of risk and are not appropriate for every investor. Investors who are considering purchasing the Warrants must be able to understand and bear the risk of a speculative investment in the Warrants, be experienced with respect to options and option transactions and understand the risks of transactions in equity-indexed instruments. Investors should reach an investment decision only after careful consideration, with their advisors, of the suitability of the Warrants in light of their particular financial circumstances and the information set forth in this Prospectus Supplement and in the Prospectus.

RELATIONSHIP OF THE WARRANTS AND THE 1998 TEN+ INDEX

     While the trading prices of the stocks underlying the Index will determine the value of the Index, it is impossible to predict whether the value of the Index will fall or rise. Trading prices of the stocks underlying the Index will be influenced by the complex and interrelated political, economic, financial and other factors that can affect the capital markets generally and the equity trading markets on which the underlying stocks are traded, and by various circumstances that can influence the values of the underlying stocks in a specific market segment or a particular underlying stock. There is, of course, no assurance that any of the underlying stocks comprising the Index will appreciate in value, and indeed any or all of such underlying stocks (and the Index) may depreciate in value at any time in the future.

     The policies of the CBOE or any subsequent publisher of the Index concerning additions, deletions and substitutions of the stocks underlying the Index and the manner in which such publisher takes account of certain changes affecting the stocks comprising the Index may affect the value of the Index, as may the policies of such publisher with respect to the calculation of the Index. The CBOE or any such subsequent publisher may discontinue or suspend calculation or dissemination of the Index or materially alter the methodology by which it calculates the Index. Any such actions could affect the value of the Warrants. You should refer to the section "Description of the Index" in this Prospectus Supplement for more information.

CERTAIN FACTORS AFFECTING TRADING VALUE OF WARRANTS

     The Warrants may not be exercised before August 5, 1998. The Cash Settlement Value of the Warrants at any time prior to their expiration is expected typically to be less than the trading price of the Warrants at that time. The difference between the trading price and the Cash Settlement Value will reflect, among other things, a "time value" for the Warrants. The "time value" of the Warrants will depend partly upon the length of time remaining to their expiration and expectations concerning the value of the Index and the underlying stocks during such period. The expiration date of the Warrants will be accelerated should the Warrants be delisted from, or should there be a permanent suspension of their trading on, the CBOE, unless the Warrants simultaneously are accepted for listing on another national securities exchange. Any such acceleration would result in the total loss of any otherwise remaining "time value", and could occur when such Warrants are "at-the-money" or "out-of-the-money" (as such terms are defined in the following paragraphs), thus resulting in the total loss of the purchase price of such Warrants.

     The Spot Index Value on any given day will determine whether the Warrants have a Cash Settlement Value greater than zero on such day. The Warrants will be "at-the-money" (i.e., their Cash Settlement Value will be zero) on any given day if the Spot Index Value is equal to 80% of the Initial Index Value, will be "out-of-the-money" (i.e., their Cash Settlement Value will be zero) on any given day if the Spot Index Value is less than 80% of the Initial Index Value and will be "in-the-money" (i.e., their Cash Settlement Value will be greater than zero) on any given day only if the Spot Index Value exceeds 80% of the Initial Index Value. An increase in the positive difference, if any, between the Spot Index Value and the Initial Index Value will result in a greater Cash Settlement Value, and a decrease in such difference will result in a lesser or zero Cash Settlement Value. Potential profit or loss upon exercise (including automatic exercise) of a Warrant will be a function of the Cash Settlement Value of such Warrant upon exercise, the purchase price of such Warrant and any related transaction costs.

     Warrantholders should be aware that the Company and its affiliates may take positions in the stocks underlying the Index to facilitate client transactions and as principal positions for the Company or such affiliates' own accounts. Through such activities, the Company and its affiliates may take positions in the underlying stocks that are inconsistent with an investment in the Warrants. See "Risk Factors -- Certain Relationships and Related Transactions".

     Before purchasing, exercising or selling Warrants, Warrantholders should carefully consider, among other things, (i) the trading price of the Warrants,
(ii) the value of the Index at such time, (iii) the time remaining to their expiration, (iv) the probable range of Cash Settlement Values and (v) any related transaction costs.

     The trading value of a Warrant at any time is expected to be dependent on
(i) the relationship between the Initial Index Value and the Spot Index Value at such time and (ii) a number of other interrelated factors, including those listed below. The relationship among these factors is complex, and as a result, the effect of any one factor may be offset or magnified by the effect of another factor. The following discussion describes the expected impact on the trading value of the Warrants given a change in a specific factor, assuming all other conditions remain constant.

     Index Value. The trading of the Warrants at any given time will likely depend substantially on the amount, if any, by which the then current Spot Index Value exceeds 80% of the Initial Index Value. If the value of the Index falls in relation to the Initial Index Value, the trading value of a Warrant is expected to decrease; if the value of the Index rises in relation to the Initial Index Value, the trading value of a Warrant is expected to increase. If you choose to sell your Warrants when the Spot Index Value is below 80% of the Initial Index Value, you can expect to receive less than the initial purchase price of the Warrants (especially if a relatively short period of time remains until maturity).

     Volatility of the Index. Volatility is the term used to describe the size and frequency of market fluctuations. If the volatility of the Index increases, the trading value of the Warrants may be favorably affected. If the volatility of the Index decreases, the trading value of the Warrants may be adversely affected.

     Time Remaining to Expiration. The Warrants may trade at a value above that which would be expected based on the level of the Index due to a "time premium" resulting from expectations concerning the value of the Index prior to the expiration of the Warrants. However, as the time remaining to the expiration of the Warrants decreases, this time premium may decrease, adversely affecting the trading value of the Warrants.

     Interest Rates. If interest rates increase, the trading value of the Warrants may be favorably affected due to the increased carrying costs of an investment in the underlying stocks, which makes an investment in the Warrants relatively more attractive, and, accordingly, if interest rates decrease, the value of the Warrants may be adversely affected.

     Dividend Yields. If dividend yields on the underlying stocks comprising the Index increase, the trading value of the Warrants may be adversely affected since the Index does not incorporate the value of such payments. Conversely, if dividend yields on the stocks comprising the Index decrease, the trading value of the Warrants may be favorably affected.

     Company Credit Ratings, Financial Condition and Earnings Results. Real or anticipated changes in the Company's credit ratings, financial condition or earnings results may affect the trading value of the Warrants.

     Economic Conditions and Earnings Performance of Underlying Companies. Real or anticipated changes in general economic conditions, the values of common stocks generally, the earnings results and financial condition of the companies whose stocks comprise the Index and conditions in a given issuer's industry and/or the markets in which it operates may affect the trading value of the Warrants.

     We want you to understand that the impact of one of the factors specified above, such as a decrease in the time remaining to the expiration of the Warrants, may offset some or all of any change in the trading value of the Warrants attributable to another factor, such as an increase in the Index value.

RISKS AND COSTS ASSOCIATED WITH EXERCISE OF WARRANTS

     The Company will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC (including the depositaries in the Euroclear or Cedel clearing systems) will record beneficial ownership of the Warrants by individual investors. To exercise Warrants, a registered holder of a Warrant must direct a broker, who may, in turn, need to direct a Participant, to transfer Warrants held by DTC on behalf of such Warrantholder and to submit an Exercise Notice to the Warrant Agent. In order for the Business Day on which a Warrantholder's Warrants and an Exercise Notice are delivered on his behalf to the Warrant Agent to constitute the Exercise Date for the Warrants being exercised, a Warrantholder must cause the Warrants to be transferred free on the records of DTC to, and such Exercise Notice to be received by, the Warrant Agent at or prior to 3:00 P.M., New York City time, on such Business Day; provided, however, that in the case of Warrants held through Cedel or Euroclear, the Warrants must be transferred to the Warrant Agent prior to 3:00 P.M., New York City time, on the applicable Valuation Date to achieve this objective. To ensure that the Warrants and Exercise Notice will be received by the Warrant Agent at or prior to such time, the Warrantholder must give the appropriate direction to his broker before such broker's (and, if such broker is not a Participant, the applicable Participant's) cut-off time for accepting exercise instructions from customers for that day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers or other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics. See "Description of the Warrants -- Exercise and Settlement of Warrants", "-- Cedel and Euroclear" and "-- Limit Option". A Form of Exercise Notice for Warrants appears in Appendix B hereto. Additional forms may be obtained at the Warrant Agent's Office (as defined below) during the Warrant Agent's normal business hours. See "Description of the Warrants -- General".

     If a Warrant is not exercised prior to 3:00 P.M., New York City time, on the earlier of (i) the fourth Business Day preceding the Expiration Date and
(ii) the Delisting Date, if any, such Warrant will be subject to automatic exercise as described under "Description of the Warrants." However, if at such time, the Spot Index Value on the appropriate Valuation Date is equal to or less than 80% of the Initial Index Value, such Warrant will expire worthless and the Warrantholder will have sustained a total loss of the purchase price of such Warrant.

RISKS ASSOCIATED WITH LIMITS ON EXERCISE OF WARRANTS

     The Company will have the option to limit the number of Warrants exercisable on any date (except on automatic exercise) to an aggregate of 250,000 and, in conjunction with such limitation, to limit the number of Warrants exercisable by or on behalf of any person or entity, either individually or in concert with any other person or entity, on such date to 100,000. In the event that the total number of Warrants being exercised on any date exceeds such maximum number and the Company elects to limit the number of Warrants exercisable on such date, a Warrantholder may not be able to exercise on such date all Warrants that such holder desires to exercise. Warrants to be exercised on such date will be selected on a pro rata basis. The Warrants tendered for exercise but not exercised on such date will be automatically exercised on the next date on which Warrants may be exercised, subject to the same daily maximum limitation and certain delayed exercise provisions. Any such limitation will not apply in the event of automatic exercise, including at expiration.

RISKS DUE TO DELAY OR POSTPONEMENT OF VALUATION OF WARRANTS

     Except under the circumstances described in this risk factor and the following risk factor "Market Disruption Events, Extraordinary Events, Maximum Exercise Amount", the Valuation Date for an exercised Warrant will be the first Business Day after the related Exercise Date. Generally, the Exercise Date for an exercised Warrant, subject to certain exceptions described under "Description of the Warrants -- Exercise and Settlement of Warrants", "-- Limit Option" and "-- Automatic Exercise", will be the Business Day on which such Warrant and an Exercise Notice in proper form are received by the Warrant Agent if received at or prior to 3:00 P.M., New York City time, on such day; if such Warrant and Exercise Notice are received after such time, the Exercise Date will be the next succeeding Business Day. See "Description of the Warrants -- Exercise and Settlement of Warrants".

     The Valuation Date for an exercised Warrant will occur after the Exercise Date (see "Description of the Warrants -- Exercise and Settlement of Warrants"). Therefore, a Warrantholder will not be able to determine, at the time of exercise of a Warrant, the Spot Index Value that will be used in calculating the Cash Settlement Value of such Warrant (and will thus be unable to determine such Cash Settlement Value). In addition, the Valuation Date for exercised Warrants may be postponed as a result of the exercise of Warrants in a number exceeding the limits on exercise described below under "Description of the Warrants -- Maximum Exercise Amount" or upon the occurrence and continuation of an Extraordinary Event or a Market Disruption Event. See "Description of the Warrants -- Extension Events, Extraordinary Events and Market Disruption Events".

     Any downward movement in the value of the Index between the time a Warrantholder submits an Exercise Notice and the time the Spot Index Value for such exercise is determined (which period will, at a minimum, represent an entire Business Day and, in the case of a Valuation Date postponed as a result of there being exercised a number of Warrants exceeding the maximum permissible amount or the occurrence and continuance of a Market Disruption Event or an Extraordinary Event, may be substantially longer) will, subject to the Limit Option described in the next paragraph and under "Description of the Warrants -- Limit Option", result in such Warrantholder receiving a Cash Settlement Value that is less than the Cash Settlement Value anticipated by such Warrantholder (including a zero Cash Settlement Value) based on the Spot Index Value most recently reported prior to the time of exercise.

     Except in the event of automatic exercise, a Warrantholder may be able to limit to some extent the risk associated with any downward movement in the value of the Index between an Exercise Date and the applicable Valuation Date if such Warrantholder, in connection with an exercise of Warrants, elects the Limit Option. Pursuant to the Limit Option, Warrants tendered for exercise will not be exercised if the Spot Index Value for the applicable Valuation Date has declined by five or more points from the Spot Index Value for the applicable Exercise Date. See "Description of the Warrants -- Limit Option".

MARKET DISRUPTION EVENTS; EXTRAORDINARY EVENTS; MAXIMUM EXERCISE AMOUNT

     The Valuation Date for an exercised Warrant may be postponed upon the occurrence and continuation of an Extraordinary Event or a Market Disruption Event described under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events", or as a result of the exercise of a number of Warrants exceeding the limits on exercise described under "Description of the Warrants -- Exercise of Warrants -- Maximum Exercise Amount". If the Company determines that an Extraordinary Event or a Market Disruption Event has occurred and is continuing on any day that would otherwise be a Valuation Date for any exercised Warrant, then the Valuation Date for such Warrant will be postponed to the next Business Day on which there is no Extraordinary Event or Market Disruption Event; provided, however, that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, as described under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events", if the postponed Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, the Warrantholders may receive the Alternative Settlement Amount (as described below) in lieu of the Cash Settlement Value; and provided, further, that, in the case of an Extraordinary Event, if the Company determines that such Extraordinary Event is expected to continue and the Company notifies the Warrant Agent that it is canceling the Warrants, then the date on which such notice is given will become the Valuation Date for such Warrants, in which case such Warrantholder will receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount thereof, which is equal to the sum of the Intrinsic Value of the Warrants on such Valuation Date (determined as provided under "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events") and a ratable portion of 50% of the initial offering price of the Warrants, subject to certain exceptions and adjustments. The Cash Settlement Value or the Alternative Settlement Amount of a Warrant determined as of any such postponed Valuation Date may be substantially lower (including zero) than the otherwise applicable Cash Settlement Value thereof. See "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events", which includes a description of events, circumstances or causes constituting an Extraordinary Event or a Market Disruption Event.

RISKS DUE TO COMPANY'S INABILITY TO TRADE IN THE UNDERLYING STOCKS OR RELATED INSTRUMENTS

     In the event that a Market Disruption Event (including (i) the suspension, material limitation or absence of trading of (A) 20% or more of the stocks underlying the Index or (B) if futures or options contracts related to the Index are then approved for trading, such contracts or (ii) the unavailability of accurate price, volume or related information in respect of 20% or more of the underlying stocks or such futures or options contracts) is continuing on the Expiration Date, the term of the Warrants will be extended for a period of thirty days, except that if the Cash Settlement Value or the Intrinsic Value (as defined below) used in calculating the Alternative Settlement Amount, as the case may be, of the Warrants would have been zero if the Warrants had been exercised using as the Valuation Date the Measurement Date (as defined below), then the term of the Warrants will not be extended and the Warrants will be deemed to be worthless, and, as a result, investors will suffer a total loss of the purchase price of their Warrants. See "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension Events".

NON-COMPARABILITY OF WARRANTS TO DIRECT INVESTMENT IN THE UNDERLYING STOCKS

     The Warrants are subject to certain risk factors that are distinct from those associated with a direct investment in the underlying stocks that comprise the Index. The Cash Settlement Value will not include the payment of any dividends on the underlying stocks.

AMERICAN DEPOSITARY RECEIPTS

     One of the stocks underlying the Index (Alcatel Alsthom S.A.) is in the form of an ADR. An ADR is a negotiable receipt which is issued by a depositary, generally a bank, representing shares (the "Underlying Shares") of a foreign issuer (a "Foreign Issuer") that have been deposited and are held, on behalf of the holders of the ADRs, at a custodian bank in the Foreign Issuer's home country. While the market for Underlying Shares will generally be in the country in which the Foreign Issuer is organized and while trading in such market will generally be based on that country's currency, ADRs trade in U.S. Dollars.

     Although ADRs are distinct securities from the Underlying Shares, the trading characteristics and valuations of ADRs will usually, but not necessarily, mirror the characteristics and valuations of the Underlying Shares represented by the ADRs. Active trading volume and efficient pricing in the principal market in the home country for the Underlying Shares will usually, but not necessarily, indicate similar characteristics in respect of the ADRs. Because of the size of an offering of Underlying Shares in ADR form outside the home country and/or other factors that have limited or increased the float of certain ADRs, the liquidity of such securities may be less than or greater than that with respect to the Underlying Shares. In addition, the terms and conditions of depositary facilities may result in less liquidity or lower market values for the ADRs than for the Underlying Shares. Inasmuch as holders of ADRs may surrender the ADR in order to take delivery of and trade the Underlying Shares, a characteristic that allows investors in ADRs to take advantage of price differentials between different markets, a market for the Underlying Shares that is not liquid will generally result in an illiquid market for the ADR representing such Underlying Shares.

SECURITIES OF NON-U.S. ISSUERS

     The Index includes stocks of two non-U.S. issuers (Alcatel Alsthom S.A. and Schlumberger Ltd.). There are certain risks involved in investing in securities of foreign companies, which are in addition to the usual risks inherent in U.S. investments. These risks include those resulting from fluctuations in currency exchange rates, revaluation of currencies, future adverse political and economic developments and the possible imposition of currency exchange controls or other foreign governmental laws or restrictions, reduced availability of public information concerning issuers and the lack of uniform accounting, auditing and financial reporting standards or of other regulatory practices and requirements comparable to those applicable to domestic companies. Moreover, securities of many foreign companies may be less liquid and their prices more volatile than those of securities of comparable domestic companies. In addition, with respect to certain foreign countries, there is the possibility of expropriation, nationalization, confiscatory taxation and limitations on the use or removal of funds or other assets including the withholding of dividends. Foreign securities may be subject to foreign government taxes that could reduce the yield on such securities. The adoption of exchange control regulations and other legal restrictions could also have an adverse impact on the marketability or value of foreign securities underlying the Index. In addition, foreign issuers are not necessarily subject to uniform accounting, auditing and financial reporting standards, practices and requirements comparable to those applicable to domestic issuers.

     The prices of the securities of non-U.S. issuers may also be affected by political, economic, financial and social factors in the relevant country or region. These factors (including the possibility that recent or future changes in a country's government, economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to such companies or investments in non-U.S. equity securities and the possibility of fluctuations in the rate of exchange between currencies) could negatively affect the price of securities of non-U.S. issuers. Moreover, the relevant non-U.S. economies may differ favorably or unfavorably from the U.S. economy in such respects as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

OFFERING PRICE OF WARRANTS; WARRANTS NOT A PERFECT HEDGE

     The initial offering price of the Warrants may be in excess of the price that a commercial user of options on the Index or the underlying stocks might pay for a comparable option in a private transaction. The Warrants should not be considered to be a perfect hedge with respect to the level of the Index or all or any portion of the underlying stocks.

EFFECT OF CREDIT RATING REDUCTION

     The value of the Warrants is expected to be affected, in part, by investors' general appraisal of the Company's creditworthiness. Such perceptions are generally influenced by the ratings accorded to the Company's outstanding debt securities by the standard statistical rating services, such as Moody's Investors Service, Inc., Standard & Poor's Corporation and Fitch ICBA, Inc. A reduction in the rating, if any, accorded to outstanding debt securities of the Company by one of these rating agencies could result in a reduction in the trading value of the Warrants.

WARRANTS ARE UNSECURED OBLIGATIONS; CONSIDERATIONS REGARDING INDEX WARRANTS

     The Warrants are unsecured contractual obligations of the Company and will rank equally with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt. The Company may issue several series of Index Warrants relating to various indices, currencies or other commodities. However, no assurance can be given that the Company will issue any Index Warrants other than the Warrants to which this Prospectus Supplement relates. At any given time, the number of Index Warrants outstanding may be substantial. Options and warrants provide opportunities for investment and pose risks to investors as a result of fluctuations in the value of the underlying investment. In general, certain of the risks associated with the Warrants are similar to those generally applicable to other options or warrants of private corporate issuers. However, unlike options or warrants on equity or debt securities, which are priced primarily on the basis of the value of a single underlying security, the trading value of a Warrant is likely to reflect primarily present and expected values of the Index, which will comprise 15 underlying stocks.

INVESTOR SUITABILITY

     The CBOE requires that the Warrants be sold only to investors whose accounts have been approved for options trading. In addition, the CBOE requires that its members and member organizations and registered employees thereof make certain suitability determinations before recommending transactions in the Warrants. It is suggested that investors considering the purchase of Warrants be experienced with respect to options on securities and option transactions and reach an investment decision only after carefully considering, with their advisers, the suitability of the Warrants in light of their particular circumstances. The Warrants are not suitable for persons solely dependent upon a fixed income, for retirement plan accounts or for accounts under the Uniform Gift to Minors Act. Before making any investment in the Warrants, it is important that a prospective investor become informed about and understand the nature of the Warrants in general, the specific terms of the Warrants and the nature of the Index and the underlying stocks that will comprise the Index. An investor should understand the consequences of liquidating his investment in a Warrant by exercising, as opposed to selling, the Warrant. It is especially important for an investor to be familiar with the procedures governing the exercise of Warrants, since a failure to exercise a Warrant properly prior to its expiration could result in the loss of his entire investment. This includes knowing when Warrants are exercisable and how to exercise them.

POSSIBLE ILLIQUIDITY OF THE SECONDARY MARKET

     Although the Warrants have been approved for listing on the CBOE, subject to official notice of issuance, it is not possible to predict the price at which the Warrants will trade in the secondary market or whether such market will develop or, if developed, will be liquid or illiquid. To the extent Warrants are exercised, the number of Warrants outstanding will decrease, resulting in a decrease in the liquidity of the Warrants. In addition, during the life of the Warrants, the Company or its affiliates may from time to time purchase and exercise Warrants, resulting in a decrease in the liquidity of the Warrants. If additional warrants or options relating to the Index or the underlying stocks are subsequently offered to the public, the supply of warrants and options relating to Index or the underlying stocks in the market will increase, which could cause the price at which the Warrants and such other warrants and options trade in the secondary market to decline significantly.

DELISTING OF THE WARRANTS

     In the event the Warrants are delisted from, or permanently suspended from trading on (within the meaning of the Exchange Act and the rules and regulations thereunder) the CBOE and not accepted at the same time for listing on another United States national securities exchange, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, and any Cash Settlement Value or Alternative Settlement Amount, as the case may be, will be calculated and settled as provided under "Description of the Warrants -- Delisting of Warrants". In the event of a delisting or suspension of trading on the CBOE, the Company will use its best efforts to list the Warrants on another United States national securities exchange.

CERTAIN OTHER RISK CONSIDERATIONS

     The purchaser of a Warrant may lose his entire investment. This risk reflects the nature of a Warrant as an asset which, other factors held constant, tends to decline in value over time and which may, depending on the prevailing Spot Index Value as compared to the Initial Index Value, become worthless when it expires. Assuming all other factors are held constant, the more a Warrant is "out-of-the-money" and the shorter its remaining term to expiration, the greater the risk that a purchaser of the Warrant will lose all or part of his purchase price for the Warrant. This means that if the Spot Index Value at expiration is less than or equal to 80% of the Initial Index Value, then a Warrantholder who has not sold his Warrant in the secondary market prior to expiration will necessarily lose his entire purchase price for the Warrant upon expiration.

     The risk of the loss of some or all of the purchase price of a Warrant upon expiration means that, in order to recover and realize a return upon his investment, a purchaser of a Warrant must generally be correct about both the direction, timing and magnitude of an anticipated change in the value of the Index. If the Spot Index Value as compared to the Initial Index Value does not rise before the Warrant expires to an extent sufficient to cover a purchaser's cost of the Warrant (i.e., the purchase price plus transaction costs, if any), the purchaser will lose all or part of his purchase price for such Warrant upon expiration. Warrantholders will thus bear the risk of a decline in the value of the Index.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Potential investors should be aware that Smith Barney, in its capacity as Determination Agent, is under no obligation to take the interests of the Warrantholders into consideration in the event it determines the Cash Settlement Value of the Warrants. Because Smith Barney is an affiliate of the Company, conflicts of interest may arise in connection with Smith Barney performing its role as Determination Agent. Smith Barney, as a registered broker-dealer, is required to maintain policies and procedures regarding the handling and use of confidential proprietary information, and such policies and procedures will be in effect throughout the term of the Warrants to restrict the use of information relating to the calculation of the Cash Settlement Value prior to its dissemination of such calculations. Smith Barney is obligated to carry out its duties and functions as Determination Agent in good faith and using its reasonable judgment.

     Smith Barney and its affiliates may from time to time engage in transactions involving the Index or the underlying stocks that comprise the Index for their proprietary accounts and for other accounts under their management, which may influence the value of the Index and therefore the value of the Warrants. Smith Barney and its affiliates will also be the writers of the hedge of the Company's obligations under the Warrants and will be obligated to pay to the Company upon exercise of Warrants an amount equal to the value of the exercised Warrants. See "Use of Proceeds and Hedging". Accordingly, under certain circumstances, conflicts of interest may arise between Smith Barney's responsibilities as Determination Agent with respect to the Warrants and its obligations under its hedge.

     The stocks underlying the Index comprise all of the Portfolio Securities to be included in the Trust. See "Description of the Index." The Trust is a unit investment trust sponsored by Smith Barney, a subsidiary of the Company, which offered units in the Trust for initial sale to the public on July 6, 1998. In connection with the offering of units in the Trust (as well as in connection with satisfying redemptions from the Trust), Smith Barney, as the sponsor of the Trust, or the Trust itself has bought (and sold) and will buy (and sell) the Portfolio Securities. Especially during the period of the initial offering of units of the Trust, during which Smith Barney as sponsor or the Trust is expected to purchase a material amount of the Portfolio Securities, the volume of such transactions in the Portfolio Securities may impact upon the value of the Portfolio Securities. Such activity in the Portfolio Securities may have an impact on the value of the underlying stocks comprising the Index, and thus, on the value of the Index. The publication of the list of the Portfolio Securities selected for the Trust may also cause increased activity in certain of the Portfolio Securities. In response to such announcement, investment advisory and brokerage clients of Smith Barney and its affiliates may have purchased and may purchase some or all of the individual Portfolio Securities appearing on the list during the period of the initial offering of units in the Trust. Such activity in the Portfolio Securities may have an impact on the value of the stocks underlying the Index, and thus, the Index. Moreover, throughout the term of the Warrants, purchasing and selling activity, including by such clients and including in response to research coverage or other analysis by Smith Barney or other affiliates of the Company, may impact the value of the stocks underlying the Index. The Company has decided to set the Initial Index Value of the Warrants on a date approximately one month after the selection of the Portfolio Securities (and the public offering of Units in the Trust) in the expectation that such delay in setting the Initial Index Value will tend to reduce the impact that the activity of the Trust (and of investment advisory and brokerage clients of Smith Barney) will have on the value of the underlying stocks comprising the Index, and thus, on the value of the Index, as this impact is expected to be most significant in the twenty-Trading Day period following the public offering of Units in the Trust. No assurance can be given, however, that such activity will not affect the Initial Index Value or the Spot Index Value at any given time, and therefore the trading value and Cash Settlement Value of the Warrants.

                            ------------------------

     INVESTORS ARE ADVISED TO CONSIDER CAREFULLY THE FOREGOING RISK FACTORS AND THE RISKS AND OTHER MATTERS DISCUSSED UNDER "DESCRIPTION OF INDEX
WARRANTS -- SPECIAL CONSIDERATIONS RELATING TO INDEX WARRANTS" IN THE ACCOMPANYING PROSPECTUS AND "DESCRIPTION OF THE INDEX" AND "CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS" IN THIS PROSPECTUS SUPPLEMENT, AS WELL AS THE OTHER INFORMATION IN THE PROSPECTUS AND THIS PROSPECTUS SUPPLEMENT, PRIOR TO PURCHASING WARRANTS.

     We suggest that prospective investors who consider purchasing the Warrants reach an investment decision only after carefully considering the suitability of the Warrants in light of their particular circumstances.
                            ------------------------

                            DESCRIPTION OF THE INDEX

SELECTION OF THE UNDERLYING STOCKS

     The Index represents a diversified basket of the common stocks (or ADRs) of 15 U.S. and foreign corporations operating in several industry groups. The stocks underlying the Index consist of all of the Portfolio Securities of the Trust, and have been selected by the TEN+ Selection Committee of Salomon Smith Barney (the "Committee"), which is comprised of senior management and equity strategists, with the assistance of the Salomon Smith Barney Research Department. Salomon Smith Barney's Research Department is staffed by over 100 investment analysts, who currently follow equities issued by more than 1,600 companies (both domestic and foreign) in 85 industry groups or stock areas of the market. The underlying stocks comprising the Index have been selected by Salomon Smith Barney as undervalued stocks deemed to have above average appreciation potential over the 12 months following their selection. In arriving at the underlying stocks, the Committee evaluated each analyst's top selections based on the Committee's analysis of industry trends, overall market conditions and the current economic environment. The selection is not limited to small, high-growth companies. The investment rankings by Salomon Smith Barney normally pertain to an outlook for a 12-18 month period (see footnote 2 to the table on page S-19). In selecting the underlying stocks, Salomon Smith Barney does not express any belief as to the potential of these securities for capital appreciation over a period longer than one year. There is, of course, no assurance that any of the underlying stocks comprising the Index will appreciate in value, and indeed any or all of such underlying stocks (and the Index) may depreciate in value at any time in the future. Each January for the last 15 years, Smith Barney has published a list of the top pick in each of the industry groups followed by its equity analysts. The selection of underlying stocks comprising the Index differs from these top picks both in that it is made in the middle of the year and in that the Salomon Smith Barney analysts' selections have been screened by the Committee, as described, to arrive at the list of the stocks underlying the Index.

     All of the Portfolio Securities are publicly traded on a stock exchange. In addition, the stocks comprising the Index met the following criteria at the time they were selected: (i) minimum market capitalization of $150 million, except that up to 10 percent of the underlying stocks may have a market capitalization of not less than $50 million; (ii) trading volume during each of the six months prior to the offering of the Warrants of not less than one million shares, except that up to 10 percent of the underlying stocks may have a trading volume during each of the six months prior to the offering of the Warrants of not less than 500,000 shares; (iii) at least 80 percent of the underlying stocks met the then current criteria for standardized options trading set forth in CBOE Rule 5.3; (iv) at least 80 percent of the underlying stocks are listed on the New York Stock Exchange (the "NYSE") or the American Stock Exchange (the "AMEX"), or are traded through the Nasdaq National Market of the Nasdaq Stock Market, Inc. ("NASDAQ"); (v) all of the underlying stocks that are issued by companies incorporated in the U.S. are "reported securities" as defined in Rule 11Aa3-1 under the Exchange Act; and (vi) no more than 20 percent of the underlying stocks are listed only on a foreign stock exchange.

                              1998 TEN+(SM) INDEX

                               UNDERLYING STOCKS

                                         JURISDICTION              INDUSTRY          PRINCIPAL TRADING   STOCK   INVESTMENT
               ISSUER                  OF INCORPORATION            GROUP(1)               MARKET         SYMBOL  RANKING(2)
  ---------------------------------  --------------------   ----------------------   -----------------   ------  ----------
  Alcatel Alsthom S.A. ADR.........  France                 Communication Services   Paris(+)            ALA     1-M
  Allstate Corp....................  Delaware               Financial                NYSE                ALL     1-M
  Amgen Inc.*......................  Delaware               Health Care              NASDAQ              AMGN    1-H
  Applied Materials Inc.*..........  Delaware               Technology               NASDAQ              AMAT    1-H
  Black & Decker Corp..............  Maryland               Consumer Cyclical        NYSE                BDK     1-H
  Chase Manhattan Corp.#...........  Delaware               Financial                NYSE                CMB     1-H
  Honeywell Inc....................  Delaware               Conglomerates            NYSE                HON     1-M
  International Business Machines
    Corp.#.........................  New York               Technology               NYSE                IBM     1-M
  Motorola Inc.....................  Delaware               Communication Services   NYSE                MOT     1-M
  Navistar International Corp.#....  Delaware               Capital Goods            NYSE                NAV     1-H
  Schering-Plough Corp.............  New Jersey             Health Care              NYSE                SGP     1-M
  Schlumberger Ltd.................  Netherlands Antilles   Energy                   NYSE                SLB     1-L
  Wal-Mart Stores Inc..............  Delaware               Consumer Cyclical        NYSE                WMT     1-L
  Williams Companies Inc.#.........  Delaware               Energy                   NYSE                WMB     1-M
  Xerox Corp.#.....................  New York               Technology               NYSE                XRX     1-M

---------------
(1) As designated by the Salomon Smith Barney Research Department.
(2) These rankings are current as of the date of this Prospectus Supplement, and are subject to change without notice. Salomon Smith Barney has assigned these rankings according to the following system, which uses two codes: a letter for the level of risk (L,M,H,S or V) and a number for performance expectation (1-5).
Risk assesses predictability of earnings/dividends and stock price volatility:
    L  (Low Risk): highly predictable earnings/dividends, low price volatility
    M (Moderate Risk): moderately predictable earnings/dividends, moderate price volatility
    H (High Risk): low predictability of earnings/dividends, high price volatility
    S (Speculative): exceptionally low predictability of earnings/dividends, highest risk of price volatility
    V (Venture): Risk and return consistent with venture capital, suitable only for well-diversified portfolios

    Performance rankings indicate the expected total return (capital gain or loss plus dividends) over the next 12-18 months, assuming an unchanged or "flat" market; performance expectations depend on the risk category assigned to the stock, as shown in the following chart.

                                             LOW RISK       MODERATE RISK      HIGH RISK       SPECULATIVE
                                           -------------    -------------    -------------    -------------
     (Buy)
1                                            Over 15%         Over 20%         Over 25%         Over 30%
     (Outperform)
2                                            5% to 15%        5% to 20%       10% to 25%       10% to 30%
     (Neutral)
3                                            -5% to 5%        -5% to 5%       -10% to 10%      -10% to 10%
     (Underperform)
4                                           -5% to -15%      -5% to -15%     -10% to -20%     -10% to -20%
     (Sell)
5                                          -15% or worse    -15% or worse    -20% or worse    -20% or worse

    These rankings represent current opinions of Salomon Smith Barney research analysts and are of course, subject to change without notice; no assurance can be given that the stocks will perform in line with such rankings. These rankings have not been audited.
                            ------------------------
* Smith Barney and/or Salomon Brothers Inc, including their respective subsidiaries and/or affiliates, usually maintains a market in the securities of this company.

# Within the last three years, Smith Barney and/or Salomon Brothers Inc, including their respective subsidiaries and/or affiliates, have acted as manager or co-manager of a public offering of the securities of this company or an affiliate.

+ Alcatel Alsthom S.A. ADRs, which represent ordinary shares of Alcatel Alsthom
  S.A. as traded on the Paris Stock Exchange, are traded on the NYSE.

                          INDICATIVE SPOT INDEX VALUES

     The following table sets forth indicative Spot Index Values on the last business day of each month in the period from January 1995 through June 1998, each calculated as if the Index has been created on January 1, 1995 and based on historical trading data for each of the stocks underlying the Index obtained from the primary trading market for such stocks. These indicative Spot Index Values should not be taken as an indication of future performance. The indicative values set forth herein have been adjusted to reflect certain corporate events that affected the relevant trading data, including, but not limited to, stock splits and stock dividends. Certain adjustments to the Index will be made by the CBOE as set forth under "Calculation of the Index" below. Those adjustments may not correspond to the adjustments made in determining the indicative Spot Index Values set forth herein.

                MONTH                        1995         1996         1997         1998
                -----                        ----         ----         ----         ----
January...............................      38.4734      49.7441      63.3116      80.8272
February..............................      39.8107      50.8196      62.2017      86.9403
March.................................      40.7173      51.3448      61.3555      93.2910
April.................................      43.0416      53.9063      64.3256      94.1650
May...................................      45.1169      54.3872      71.1423      93.5338
June..................................      47.2895      52.6732      74.8412      93.6151
July..................................      51.2523      49.5866      83.5874
August................................      51.0162      51.8117      80.1584
September.............................      51.3559      53.9461      83.2344
October...............................      48.8058      53.9433      78.1433
November..............................      50.3912      59.4010      78.8851
December..............................      49.6015      56.7542      78.8835

CALCULATION OF THE INDEX

     The Index will be calculated by the CBOE using an "equal dollar-weighting" methodology designed to ensure that each of the underlying stocks is represented in an approximately equal dollar amount in the Index. To create the Index, Salomon Smith Barney has calculated a notional portfolio of the underlying stocks representing an investment of $10,000 in each component security (rounded to the nearest whole share). The value of the Index will equal the market value of the sum of the assigned number of shares of each of the underlying stocks divided by an Index divisor. The Index divisor initially has been set to provide a benchmark value of 100.00 as of July 16, 1998. However, the Initial Index Value, which will be determined on August 4, 1998, may be higher, lower or equal to 100.00.

     The number of shares of each underlying stock in the Index will remain fixed except in the event of certain types of corporate actions such as the payment of a dividend (other than an ordinary cash dividend), a stock distribution, stock split, reverse stock split, rights offering, distribution, reorganization, recapitalization, or similar event with respect to the underlying stocks. The number of shares of each underlying stock also may be adjusted by the CBOE, if necessary, in the event of a merger, consolidation, dissolution, or liquidation of an issuer or in certain other events such as the distribution of property by an issuer to shareholders, the expropriation or nationalization of a foreign issuer, or the imposition of certain foreign taxes on shareholders of a foreign issuer. Shares of an underlying stock may be replaced (or supplemented) by the CBOE with another security only under certain circumstances, such as in the event of a merger or consolidation, the conversion of an underlying stock into another class of security, the termination of a depository receipt program, or the spin-off of a subsidiary. No attempt will be made by the CBOE to find a replacement stock or to otherwise compensate for an underlying stock that is extinguished due to bankruptcy or similar circumstances.

     More specifically, (i) in the event of a merger or consolidation (whether between two issuers of underlying stocks or between the issuer of an underlying stock and an issuer of a non-underlying stock), the original underlying stock will be replaced by the new security; (ii) in the event of a conversion into another class of security, the original underlying stock will be replaced by the new security; (iii) in the event of a spin-off of a subsidiary, both the subsidiary issue and the original "parent security" will be included in the Index, unless the subsidiary is an insignificant percentage of the original security, in which case the CBOE will consult with the SEC prior to omitting the subsidiary issue from the Index; and
(iv) should a depository receipt program be terminated, for any reason, after an ADR had already been included in the Index, the CBOE in consultation with the SEC staff will evaluate the appropriate procedure to be employed to ensure the continuity of the Index.

     If the underlying stock remains in the Index following the occurrence of any such event, the number of shares of the underlying stock may be adjusted by the CBOE to the nearest whole share to maintain the component's relative weight in the Index at the level immediately prior to the corporate action. In all cases, the divisor will be adjusted by the CBOE, if necessary, to ensure continuity of the value of the Index.

     The Index will be calculated based on real-time prices for all of the underlying stocks, including those foreign stocks that are traded during CBOE trading hours. With respect to foreign stock components that trade during CBOE trading hours, each Index calculation will use the most recent sale price from the primary stock exchange in the appropriate home market. Bloomberg's composite New York rates, or comparable rates, quoted at 2:00 p.m. Chicago time the previous day, will be used to convert any non-U.S. traded stock price from the respective countries' currencies to U.S. dollars. If there are several quotes, the first quoted rate in that minute will be used to calculate the Index. In the event that there is no Bloomberg exchange rate for a country's currency at 2:00 p.m. the previous day, stocks will be valued at the first U.S. dollar cross-rate quoted before 2:00 p.m. Chicago time the previous day.

     The value of the Index will be calculated and disseminated by CBOE every 15 seconds.

THE CHICAGO BOARD OPTIONS EXCHANGE, INCORPORATED

     The CBOE trades options on more than 1200 stocks and on the two most actively traded indices in the world, the S&P 100(Registered) (OEX(Registered)) and the S&P 500(TM)(Registered)(SPX(Registered)), as well as on the S&P Small Cap 600 (SML), the Dow Jones Industrial Average(TM)(DJX), the Dow Jones Transportation Average(TM) (DTX), the Dow Jones Utility Average(TM) (DUX), the NASDAQ 100 Index(Registered) (NDX(Registered)), the Russell 2000(Registered) Index (RUT), the S&P Barra Index (SGX and SVX) and a number of sector indices. Options on the CBOE Mexico Index (MEX), the IPC(TM) Index (MXX), the Latin 15(TM) Index (LTX), the Nikkei 300(Registered) Index (NIK) and the CBOE Israel Index (ISX) comprise the CBOE's foreign index option complex. The CBOE also offers interest rate options; LEAPS(Registered), which are long-term options on individual equities and stock indices; and FLEX(Registered) (Flexible Exchange(Registered)) Options, an alternative to the over-the-counter options market for institutional investors. The CBOE also trades other securities including Equity Linked Notes and Warrants related to several other indices.

     The CBOE will enter into a calculation agency agreement with the Company, pursuant to which it will calculate the Index as described under "-- Calculation of the Index" above. The Warrants are not sponsored, endorsed, sold or promoted by the CBOE. The CBOE makes no representation or warranty, express or implied, to the holders of the Warrants or any member of the public regarding the advisability of investing in securities generally or in the Warrants particularly or in the ability of the Index to track the performance of any market segment. The CBOE has no obligation to take the needs of Salomon Smith Barney or the holders of the Warrants into consideration in calculating the Index. The CBOE is not responsible for, and has not participated in the determination of the timing of the sale of the Warrants, prices at which the Warrants are to be sold initially, or quantities of the Warrants to be issued or in the determination or calculation of the equation by which the Warrants are to be converted into cash. The CBOE has no obligation or liability in connection with the administration or marketing of the Warrants.

     THE CBOE DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE COMPANY, HOLDERS OF THE WARRANTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX
OR ANY DATA INCLUDED THEREIN. THE CBOE MAKES NO EXPRESS OR IMPLIED

WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, IN NO EVENT SHALL THE CBOE HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

                          DESCRIPTION OF THE WARRANTS

GENERAL

     The Warrants will be issued pursuant to a Warrant Agreement (the "Warrant Agreement"), to be dated as of July 22, 1998, between the Company, Citibank, N.A., as Warrant Agent (the "Warrant Agent"), and Smith Barney, as Determination Agent. The following summaries of certain provisions of the Warrants and the Warrant Agreement do not purport to be complete and reference is made to all the provisions of the Warrant Agreement (including the form of Global Warrant Certificate attached as an exhibit thereto). The Warrant Agreement will be available for inspection by any Warrantholder at the office of the Warrant Agent (the "Warrant Agent's Office"), which is currently located at 111 Wall Street, 5th Floor, New York, New York 10043, during the Warrant Agent's normal business hours. See "Description of Warrants" and "Description of Index Warrants" in the Prospectus.

     The aggregate number of Warrants to be issued is set forth on the cover page of this Prospectus Supplement and is subject to the right of the Company to "reopen" the issue of Warrants and issue additional Warrants with substantially identical terms at a later time.

     A Warrant will not require or entitle a Warrantholder to receive any of the underlying stocks comprising the Index from the Company. Upon exercise of a Warrant, the Company will make only a U.S. dollar cash payment in the amount of the Cash Settlement Value, if any, of such Warrant. The Company is under no obligation to, nor will it, sell the underlying stocks to, or purchase the underlying stocks from, Warrantholders in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value.

DETERMINATION OF CASH SETTLEMENT VALUE OF WARRANTS

     Subject to the discussion under "-- Market Disruption Events, Extraordinary Events and Extension Events", each Warrant will entitle the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant. The "Cash Settlement Value" of a Warrant will equal an amount in U.S. dollars (rounded down to the nearest cent) calculated in accordance with the following formula:

                                  Spot Index Value - (.8 X Initial Index Value)
                                 ------------------------------------------------
the greater of (A) zero and (B)                                                    X $10
                                               Initial Index Value

     "Initial Index Value" means the value of the TEN+ Index at the close of trading on the CBOE on August 4, 1998. Once determined, the Initial Index Value will remain constant throughout the term of the Warrants. The closing value of the Index as of July 16, 1998 has been set at 100.00; the Initial Index Value, which will be determined approximately 18 days later, may be higher, lower or equal to 100.00. Once it has been determined, the Initial Index Value will be disseminated by the CBOE and published by the Company in The Wall Street Journal.

     "Spot Index Value" means the value of the TEN+ Index at the close of trading on the CBOE on the applicable Valuation Date; provided, however, that the Spot Index Value with respect to the Expiration Date, any Early Extended Expiration Date (as defined below) or any Extended Expiration Date (as defined below) means the value of the TEN+ Index at the opening of trading on the CBOE on the applicable Valuation Date. The Valuation Date may be postponed as a result of an Extraordinary Event or a Market Disruption Event (see "Description of the Warrants -- Market Disruption Events, Extraordinary Events and Extension

Events") or the exercise of Warrants in a number exceeding certain limits on exercise (see "Description of the Warrants -- Exercise of Warrants -- Maximum Exercise Amount").

HYPOTHETICAL WARRANT VALUES ON EXERCISE

     Set forth below is an illustrative example of the Cash Settlement Values of a Warrant based on various hypothetical Spot Index Values and a hypothetical Initial Index Value of 110.00. The closing value of the Index has been set at
100.00 as of July 16, 1998; the Initial Index Value, which will be determined on August 4, 1998, may be higher, lower or equal to 100.00. The illustrative Cash Settlement Values in the table do not reflect any "time value" for a Warrant, which may be reflected in trading value, and are not necessarily indicative of potential profit or loss, which are also affected by purchase price and transaction costs.

                                                            CASH SETTLEMENT VALUE
                                                          (ALSO KNOWN AS "INTRINSIC
             HYPOTHETICAL SPOT INDEX VALUE                   VALUE") OF A WARRANT
             -----------------------------                --------------------------
140.00..................................................            $4.72
135.00..................................................            $4.27
130.00..................................................            $3.81
125.00..................................................            $3.36
120.00..................................................            $2.90
115.00..................................................            $2.45
110.00 (Hypothetical Initial Index Value)...............            $2.00
100.00..................................................            $1.09
 90.00..................................................            $0.18
 88.00..................................................            $0.00
 80.00..................................................            $0.00

DTC BOOK-ENTRY PROCEDURES

     The Company will issue the Warrants in the form of one or more global certificates, which will be held by DTC or its nominee. Direct and indirect participants in DTC (including the depositaries in the Euroclear and Cedel clearing systems) will record beneficial ownership of the Warrants by individual investors. Accordingly, except in certain limited circumstances described in the Prospectus under "Description of Index Warrants -- Book-Entry Procedures and Settlement for Index Warrants," ownership of the Warrants in certificated form will not be available to investors. For additional information on DTC and its procedures, see "Exercise and Settlement of Warrants" below and "Description of Index Warrants -- Book-Entry Procedures and Settlement for Index Warrants" in the accompanying Prospectus.

CEDEL AND EUROCLEAR

     Warrantholders may hold their Warrants through the accounts maintained by Cedel Bank, S.A. ("Cedel") or the Euroclear System operated by Morgan Guaranty Trust's Brussels Office ("Euroclear") in DTC only if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     Cedel and Euroclear will hold omnibus book-entry positions on behalf of their participants through customers' securities accounts in Cedel's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the names of the nominees of the depositaries on the books of DTC. Citibank, N.A. ("Citibank"), will act as depositary for Cedel and Morgan Guaranty Trust Company of New York, New York Office ("Morgan"), will act as depositary for Euroclear (in such capacities, the "Depositaries"). All securities in Cedel or Euroclear are held on a fungible basis without attribution of specific certificates to specific securities clearance accounts.

     Exercises of Warrants by persons holding through Cedel or Euroclear participants will be effected through DTC, in accordance with DTC rules, on behalf of the relevant European international clearing system by its Depositaries; however, such transactions will require delivery of exercise instructions to the relevant European international clearing system by the participant in such system in accordance with its rules and procedures and within its established deadlines (European time). The relevant European international clearing system will, if the exercise meets its requirements, deliver instructions to its Depositaries to take action to effect exercise of the Warrants on its behalf by delivering Warrants through DTC and receiving payment in accordance with its normal procedures for next-day funds settlement. Payments with respect to the Warrants held through Cedel or Euroclear will be credited to the cash accounts of Cedel participants or Euroclear participants in accordance with the relevant system's rules and procedures, to the extent received by its Depositaries. See "Exercise and Settlement of the Warrants" below.

     All information herein on Cedel and Euroclear is derived from Cedel or Euroclear, as the case may be, and reflects the policies of such organizations; such policies are subject to change without notice.

EXERCISE AND SETTLEMENT OF WARRANTS

     The Warrants will be first exercisable on August 5, 1998 and will expire on the Expiration Date for the Warrants, which is July 17, 2000. Warrants not exercised (including by reason of any postponed exercise) at or before 3:00 P.M., New York City time, on the earlier of (i) the fourth Business Day immediately preceding the Expiration Date and (ii) the Delisting Date, if any, will be automatically exercised as described under "Automatic Exercise" below.

     In the case of Warrants held through the facilities of DTC, a Warrantholder may exercise such Warrants on any Business Day during the period from August 5, 1998 until 3:00 P.M., New York City time, on the earlier of (i) the fourth Business Day immediately preceding the Expiration Date and (ii) the Delisting Date, if any, by causing (a) such Warrants to be transferred free to the Warrant Agent on the records of DTC and (b) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by a Participant to the Warrant Agent. A Form of Exercise Notice for Warrants is included herein as Appendix B and may also be obtained from the Warrant Agent at the Warrant Agent's Office.

     In the case of Warrants held through the facilities of Cedel or Euroclear, a Warrantholder may exercise such Warrants on any Business Day during the period from August 5, 1998 until 3:00 P.M., New York City time, on the earlier of (i) the fourth Business Day immediately preceding the Expiration Date and (ii) the Delisting Date, if any, by causing (a) such Warrants to be transferred free to the Warrant Agent on the records of DTC, by giving appropriate instructions to the Participant holding such Warrants in either Cedel or Euroclear system, as the case may be, and (b) a duly completed and executed Exercise Notice to be delivered on behalf of the Warrantholder by Cedel or Euroclear, as the case may be, to the Warrant Agent.

     Except for Warrants subject to automatic exercise or held through the facilities of Cedel or Euroclear, and subject to the Limit Option, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives the Warrant and Exercise Notice in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant and Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day.

     In the case of Warrants held through the facilities of Cedel or Euroclear, except for Warrants subject to automatic exercise, and subject to the Limit Option, the "Exercise Date" for a Warrant will be (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day; provided that the Warrant is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day; provided that the Warrant is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day. In the event that a Warrant is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a Business Day, the next succeeding Business Day. In the case of Warrants held through the facilities of Cedel or Euroclear, in order to ensure proper exercise on a given

Business Day, participants in Cedel or Euroclear must submit exercise instructions to Cedel or Euroclear, as the case may be, by 10:00 A.M., Luxembourg time, in the case of Cedel and by 10:00 A.M., Brussels time, in the case of Euroclear. In addition, in the case of book-entry exercises by means of Euroclear, (a) participants must also transmit, by facsimile (facsimile number
(201) 262-7521), to the Warrant Agent a copy of the Exercise Notice submitted to Euroclear by 3:00 P.M., New York City time, on the desired Exercise Date and (b) Euroclear must confirm by telex to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Date that the Warrants will be received by the Warrant Agent on such date; provided that if such telex communication is received after 9:00 A.M., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related Exercise Notice or waive the requirement for timely delivery of such telex communication.

     To ensure that an Exercise Notice and the related Warrants will be delivered to the Warrant Agent before 3:00 P. M., New York City time, on a given Business Day, a Warrantholder may have to give exercise instructions to his broker or other intermediary substantially earlier than 3:00 P. M., New York City time, on such day. Different brokerage firms may have different cut-off times for accepting and implementing exercise instructions from their customers. Therefore, Warrantholders should consult with their brokers or other intermediaries, if applicable, as to applicable cut-off times and other exercise mechanics. See "Risk Factors Relating to the Warrants -- Risks and Costs Associated with Conversion and Exercise of Warrants".

     Except in the case of Warrants subject to automatic exercise, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of such Warrants will be void and of no effect and such Warrants will be transferred back to the Participant (including the Depositaries) that submitted them free to the Warrant Agent on the records of DTC, and, in any such case, the Warrants in question will remain outstanding and exercisable thereafter.

     The "Valuation Date" for a Warrant will be the first Business Day following the Exercise Date, subject to postponement as a result of the exercise of a number of Warrants exceeding the limits on exercise described below under "Maximum Exercise Amount" or as a result of an Extraordinary Event or a Market Disruption Event described below under "Market Disruption Events, Extraordinary Events and Extension Events". The following is an illustration of the timing of an Exercise Date and the ensuing Valuation Date, assuming (i) all relevant dates are Business Days, (ii) the number of exercised Warrants does not exceed the maximum permissible amount and (iii) no Extraordinary Event or Market Disruption Event has occurred and is continuing. If the Warrant Agent receives a Warrantholder's Warrants and Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on Monday, September 14, 1998, the Exercise Date for such Warrants will be Monday, September 14, 1998, and the Valuation Date for such Warrants will be Tuesday, September 15, 1998 (except that in the case of Warrants held through the facilities of Cedel or Euroclear, the Warrants must be received by 3:00 P.M., New York City time, on Tuesday, September 15, 1998; if such Warrants are received after such time, then the Exercise Date for such Warrants will be the day on which such Warrants are received or, if such day is not a Business Day, the next succeeding Business Day, and the Valuation Date for such Warrants will be the first Business Day following such Exercise Date). The Spot Index Value used to determine the Cash Settlement Value of such Warrants will be the Spot Index Value on Tuesday, September 15, 1998. If the Warrantholder elected the Limit Option in connection with the exercise of such Warrants, the Limit Option Index Value would be the Spot Index Value on Monday, September 14, 1998. If the Warrant Agent were to receive such Warrantholder's Warrants and Exercise Notice after 3:00 P.M., New York City time, on Monday, September 14, 1998 (or in the case of Warrants held through the facilities of Cedel or Euroclear, if the Warrants are received after 3:00 P.M., New York City time, on Tuesday, September 15, 1998), then the Exercise Date for such Warrants would instead be Tuesday, September 15, 1998, the Valuation Date would be Wednesday, September 16, 1998, and the applicable Limit Option Index Value would be the Spot Index Value on Tuesday, September 15, 1998.

     Following receipt of Warrants and the related Exercise Notice in proper form, the Warrant Agent will, not later than 5:00 P.M., New York City time, on the applicable Valuation Date, (i) obtain from the Determination Agent the Spot Index Value, (ii) determine the Cash Settlement Value of such Warrants and (iii) advise the Company of the aggregate Cash Settlement Value of the exercised Warrants. The Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the third Business Day following the Valuation Date, funds in an amount sufficient to pay the aggregate Cash Settlement Value of the exercised Warrants. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to each appropriate Participant (including Citibank and Morgan, who, in turn, will disburse payments to Cedel and Euroclear, respectively, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders they represent), and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders that it represents.

     "Determination Agent" means Smith Barney or, in lieu thereof, another firm selected by the Company to perform the functions of the Determination Agent in connection with the Warrants.

MAXIMUM EXERCISE AMOUNT

     All exercises of Warrants (other than automatic exercises) are subject, at the Company's option, to the limitation that not more than 250,000 Warrants in total may be exercised on any Exercise Date and not more than 100,000 Warrants may be exercised by or on behalf of any person or entity, either individually or in concert with any other person or entity, on any Exercise Date. If any Business Day would otherwise, under the terms of the Warrant Agreement, be the Exercise Date in respect of more than 250,000 Warrants, then at the Company's election 250,000 of such Warrants (selected by the Warrant Agent on a pro rata basis), shall be deemed exercised on such Exercise Date and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day (subject to successive applications of this provision). Remaining Warrants shall be deemed exercised in the order of their respective initial Exercise Dates, and Remaining Warrants shall be deemed exercised before any other Warrants initially exercised after such Remaining Warrants. If any individual Warrantholder attempts to exercise more than 100,000 Warrants on any Business Day, then at the Company's election 100,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day (subject to successive applications of this provision). As a result of any postponed exercise as described above, Warrantholders will receive a Cash Settlement Value with respect to Remaining Warrants determined as of a date later than the otherwise applicable Valuation Date. In any such case, as a result of any such postponement and subject to the Limit Option, the Cash Settlement Value actually received by Warrantholders with respect to Remaining Warrants may be lower than the otherwise applicable Cash Settlement Value if the Valuation Date of the Warrants had not been postponed.

MARKET DISRUPTION EVENTS, EXTRAORDINARY EVENTS AND EXTENSION EVENTS

     Market Disruption Events. If the Company determines that on a Business Day that would otherwise be a Valuation Date (an "Applicable Business Day") a Market Disruption Event has occurred and is continuing, then the Cash Settlement Value in respect of an exercise of Warrants shall be calculated using as the Valuation Date the next Business Day following such Applicable Business Day on which there is no Market Disruption Event or Extraordinary Event (as defined below); provided that, if no such Business Day shall occur prior to the Expiration Date or the Delisting Date, if any, then the provisions under "-- Extension Events" or "Delisting of Warrants" will apply. The Company shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal), if a Market Disruption Event shall have occurred.

     "Market Disruption Event" means any of the following events, as determined by the Determination Agent.

          (a) The suspension or material limitation of trading in 20% or more of the underlying stocks which then comprise the Index for more than two hours of trading or during the one-half hour period preceding the close of trading on the principal securities exchange on which such stocks are traded. For purposes of this definition, limitations on trading during significant market fluctuations imposed pursuant to any rule or regulation of similar scope to NYSE Rule 80B (or any applicable rule or regulation (A) enacted or promulgated by the NYSE, any other self regulatory organization or the SEC of similar scope or as a replacement for Rule 80B, as determined by the Determination Agent, or (B) enacted or promulgated by any such securities exchange, any self regulatory organization or relevant regulatory authority, as determined by the Determination Agent), shall be considered "material";

          (b) The suspension or material limitation, in each case, for more than two hours of trading or during the one-half hour period preceding the close of trading (whether by reason of movements in price otherwise exceeding levels permitted by the relevant exchange or otherwise) in (A) if futures contracts related to the Index or options on such futures contracts are then approved for trading, and are traded on any major U.S. or foreign exchange, such contracts or options or (B) options contracts related to the Index which are traded on any major U.S. or foreign exchange; or

          (c) The unavailability, through a recognized system of public dissemination of transaction information, for more than two hours of trading or during the one-half hour period preceding the close of trading, of accurate price, volume or related information in respect of 20% or more of the underlying stocks which then comprise the Index or in respect of futures contracts related to the Index, options on such futures contracts or options contracts related to the Index, in each case traded on any major U.S. or foreign exchange.

     For purposes of determining whether a Market Disruption Event has occurred:
(i) a limitation on the hours or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange or market, (ii) a decision to discontinue trading permanently in the relevant futures or options contract will not constitute a Market Disruption Event, (iii) any suspension in trading in a futures or options contract on the Index by a major securities market by reason of (x) a price change violating limits set by such securities market, (y) an imbalance of orders relating to such contracts or (z) a disparity in bid and ask quotes relating to such contracts, will constitute a Market Disruption Event, notwithstanding that the duration of such suspension or material limitation is less than two hours, (iv) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours and (v) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, a Market Disruption Event. Under certain circumstances, the duties of Smith Barney as Determination Agent in determining the existence of Market Disruption Events could conflict with the interests of Smith Barney as an affiliate of the issuer of the Warrants.

     Extraordinary Events. If the Company determines that an Extraordinary Event has occurred and is continuing on an Applicable Business Day, then the Cash Settlement Value with respect to an exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Business Day following an Applicable Business Day on which there is no Extraordinary Event or Market Disruption Event; provided that, if no such Business Day shall occur prior to the Expiration Date or the Delisting Date, if any, then the provisions under "-- Extension Events" or "Delisting of Warrants" will apply. The Company shall promptly give notice to Warrantholders, by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal), if an Extraordinary Event shall have occurred.

     "Extraordinary Event" means any of the following events, as determined by the Determination Agent:

          (a) a suspension, material limitation or absence of trading of all of the stocks of U.S. issuers comprising the Index;

          (b) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of

     (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Warrants or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

          (c) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities that in the opinion of the Determination Agent may materially and adversely affect the economy of the United States or the trading of securities generally on the CBOE, NYSE or NASDAQ, or any other securities exchange) that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Warrants or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

     For the purpose of determining whether an Extraordinary Event has occurred:
(i) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the relevant exchange or market and (ii) a "suspension or material limitation" on an exchange or in a market will include a suspension or material limitation of trading by one class of investors provided that such suspension continues for more than two hours of trading or during the last one-half hour period preceding the close of trading on the relevant exchange or market (but will not include limitations imposed on certain types of trading under NYSE Rule 80A) and will not include any time when such exchange or market is closed for trading as part of such exchange's or market's regularly scheduled business hours.

     Cancellation of Warrants. If the Company at any time prior to the Expiration Date or, if applicable, the Extended Expiration Date, determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided that each Warrant shall be automatically exercised using as the Valuation Date the Cancellation Date, and the holder of each such Warrant will receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent. The Company shall promptly give Warrantholders, by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal), of any such cancellation.

     Alternative Settlement Amount. The "Alternative Settlement Amount" is equal to the amount calculated by the Determination Agent, subject to the provisions set forth below, using the following formula:

          Alternative Settlement Amount = Intrinsic Value + [T/2 X A/B]

          Intrinsic Value = the Cash Settlement Value of the Warrants determined as described under "-- Cash Settlement Value," on the applicable Valuation Date but calculated with a Spot Index Value on the applicable Valuation Date determined by the Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the Spot Index Value on the applicable Valuation Date; provided, however, that if a Cancellation Date falls on (i) the Expiration Date, (ii) the Extended Expiration Date or (iii) any of the two Business Days immediately preceding either the Expiration Date or the Extended Expiration Date, then the Spot Index Value with respect to such date shall be calculated so as to reflect the value of the Index at the opening of trading on the CBOE on such date.

          T = $4.15, the initial offering price per Warrant;

          A = the total number of days from, but excluding, the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

          B = the total number of days from, but excluding, the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

     In calculating the Alternative Settlement Amount on the Extended Expiration Date or on any Cancellation Date or Delisting Date falling between the Expiration Date and the Extended Expiration Date (inclusive), the Alternative Settlement Amount shall equal the Intrinsic Value.

     For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot Index Value which fairly reflects the value of the Index on the Cancellation Date, Delisting Date or Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company, the Determination Agent, the Warrant Agent nor any third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

     Extension Events. If a Market Disruption Event or an Extraordinary Event is continuing on the Expiration Date (an "Extension Event"), the term of any outstanding Warrants will be extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"); provided that, if the Cash Settlement Value of the Warrants would have been zero if the Warrants had been exercised, using as the Valuation Date the Measurement Date (as defined below), then, notwithstanding any other provision of the Warrants, the term of the Warrants will not be extended, the Cash Settlement Value will be zero and the Warrants will be deemed to be worthless. Following an Extension Event, the Warrants will expire on the earlier of: (i) the first Business Day on which no Market Disruption Event and no Extraordinary Event shall be occurring (the "Early Extended Expiration Date"), (ii) a Delisting Date falling between the Expiration Date and the Extended Expiration Date, (iii) a Cancellation Date falling between the Expiration Date and the Extended Expiration Date and (iv) the Extended Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date and any Delisting Date.

     "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in the definition of Market Disruption Event or Extraordinary Event had occurred or was continuing.

     Automatic Exercise; Payment. Any Warrants that expire on the Extended Expiration Date or the Early Extended Expiration Date will be deemed to be exercised automatically on the Extended Expiration Date or the Early Extended Expiration Date, as the case may be, using as the Valuation Date for such exercise the Extended Expiration Date or Early Extended Expiration Date, and the holder of each such Warrant will receive the Cash Settlement Value, in the case of the Early Extended Expiration Date, or the Alternative Settlement Amount in the case of the Extended Expiration Date. See "Delisting of Warrants".

     In the case of Warrants as to which there has been a postponed Valuation Date resulting from an Extraordinary Event or a Market Disruption Event (including an Extension Event) or as a result of the exercise of Warrants in a number exceeding the maximum permissible amounts, the Company will be required to make available to the Warrant Agent no later than 3:00 P.M., New York City time, on the third Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date"), New York Clearing House or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, for such Warrants. In the case of Warrants held through the facilities of DTC, if the Company has made such funds available by such time as noted above, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the Cash

Settlement Value or Alternative Settlement Amount of the Warrants, if applicable, prior to the close of business on the Alternative Funding Date. DTC will be responsible for disbursing such funds to each appropriate Participant and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

     Certain of the Extraordinary Events and Market Disruption Events may be events that would tend to decrease the level of the Spot Index Value, and accordingly decrease the Cash Settlement Value for the Warrants following the occurrence of any such Extraordinary Event or Market Disruption Event. However, as a result of any postponed exercise as described above, Warrantholders would not receive such Cash Settlement Value, but would receive instead a Cash Settlement Value (or, if applicable, an Alternative Settlement Amount) determined as of a later date. In any such case, any immediate impact of the related Extraordinary Event or Market Disruption Event on the Spot Index Value may have been negated by interim market and other developments and, as a result of any such postponement, the Cash Settlement Value (or Alternative Settlement Amount) actually received by Warrantholders may be substantially different than the otherwise applicable Cash Settlement Value if the valuation of the Warrants had not been postponed.

LIMIT OPTION

     Except for Warrants subject to automatic exercise, each Warrantholder, in connection with any exercise of Warrants, will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot Index Value that would otherwise be used to determine the Cash Settlement Value of such Warrants has declined by five or more points from the Spot Index Value for the day specified below (such value, the "Limit Option Index Value"). A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent, and the Limit Option Index Value with respect to any such notice will be the Spot Index Value for the relevant Exercise Date.

     To ensure that the Limit Option will have its intended effect of limiting the risk of any downward movement in the value of the Index between the date on which a Warrantholder submits an Exercise Notice and the related Valuation Date, such Exercise Notice and the related Warrants must be received by the Warrant Agent not later than 3:00 P.M., New York City time, on the Business Day on which they are submitted. See the illustration under "Exercise and Settlement of Warrants" above and "Risk Factors Relating to the Warrants -- Risks Due to Delay or Postponement of Valuation of Warrants".

     Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent will obtain the applicable Limit Option Index Value from the Determination Agent and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise, and such Warrants will be transferred back to the account at DTC, Cedel or Euroclear, as the case may be, from which they were transferred to the Warrant Agent and will remain outstanding. To exercise such Warrants, a Warrantholder will be required to cause the Warrants and a related Exercise Notice to be submitted again to the Warrant Agent.

     Once elected by a Warrantholder in connection with an exercise of Warrants, the Limit Option will continue to apply, on the basis of the Limit Option Index Value as initially determined for such Warrants, even if the Valuation Date for such Warrants is postponed, except when such Valuation Date is postponed to a date of automatic exercise of Warrants. Pursuant to the Limit Option, such Warrants will either (i) be exercised on a delayed basis if the Spot Index Value on any applicable postponed Valuation Date is not less than the Limit Option Index Value by five or more points or (ii) not be exercised if, on any applicable postponed Valuation Date, the Spot Index Value is less than the Limit Option Index Value by five or more points.

AUTOMATIC EXERCISE

     All Warrants not theretofore exercised will be automatically exercised on the Expiration Date (subject to extension), the Extended Expiration Date, the Early Extended Expiration Date, a Cancellation Date or a

Delisting Date, as the case may be. The Exercise Date for such Warrants will be such Date or, if such Date is not a Business Day, the next succeeding Business Day.

     The Company will be required to make available to the Warrant Agent, no later than 3:00 P.M., New York City time, on the third Business Day after the applicable Valuation Date, funds in an amount sufficient to pay the aggregate Cash Settlement Value (or Alternative Settlement Value, as the case may be) of the Warrants subject to Automatic Exercise. If the Company has made such funds available by such time, the Warrant Agent will thereafter be responsible for making funds available to DTC in an amount sufficient to pay the aggregate Cash Settlement Value (or Alternative Settlement Value, as the case may be) of the Warrants. DTC will be responsible for disbursing such funds to each appropriate Participant (including Citibank and Morgan, who, in turn, will disburse payments to Cedel and Euroclear, respectively, who will be responsible for disbursing such payments to each of their respective participants, who, in turn, will be responsible for disbursing payments to the Warrantholders they represent), and such Participant will be responsible for disbursing such payments to the Warrantholders it represents and to each brokerage firm for which it acts as agent. Each such brokerage firm will be responsible for disbursing funds to the Warrantholders it represents.

LISTING

     The Warrants have been approved for listing on the CBOE under the symbol "TPW", subject to official notice of issuance. The CBOE expects to cease trading the Warrants on such Exchange as of the close of business on the Expiration Date. See "Risk Factors Relating to the Warrants -- Other Considerations".

DELISTING OF WARRANTS

     In the event the Warrants are delisted from, or permanently suspended from trading on (within the meaning of the Exchange Act) the CBOE and not accepted at the same time for listing on another United States national securities exchange, Warrants not previously exercised will be deemed automatically exercised on the Delisting Date, and the Cash Settlement Value or, in the event that the Company determines that a Market Disruption Event or Extraordinary Event has occurred and is continuing on the Delisting Date, the Alternative Settlement Amount, as the case may be, shall be calculated and settled as provided above; provided, however, that if a Delisting Date falls on (i) the Expiration Date, (ii) the Extended Expiration Date or (iii) any of the two Business Days immediately preceding either the Expiration Date or the Extended Expiration Date, then the Spot Index Value with respect to such date shall be calculated so as to reflect the value of the Index at the opening of trading on the CBOE on such date. The Company will notify the Warrant Agent, who will notify the Warrantholders as soon as practicable of such delisting or trading suspension. However, if the Company first receives notice of the delisting or suspension on the same day on which the Warrants are delisted or suspended, such day will be deemed the Delisting Date. The Company will covenant in the Warrant Agreement that it will not seek delisting of the Warrants from, or suspension of their trading on, the CBOE unless the Company has, at the same time, arranged for listing of the Warrants on another United States national securities exchange.

                          USE OF PROCEEDS AND HEDGING

     The proceeds to be received by the Company from the sale of the Warrants will be used for general corporate purposes, principally to fund the business of its operating units and to fund investments in, or extensions of credit or capital contributions to, its subsidiaries and to lengthen the average maturity of liabilities, which may include the reduction of short-term liabilities or the refunding of maturing indebtedness. In order to fund its business, the Company expects to incur additional indebtedness in the future. The Company or an affiliate may enter into a swap agreement with one of the Company's affiliates in connection with the sale of the Warrants and may earn additional income as a result of payments pursuant to such swap or related hedge transactions.

     All or a portion of the proceeds to be received by the Company from the sale of the Warrants may be used by the Company or one or more of its subsidiaries to purchase or maintain positions in all or certain of the stocks underlying the Index, or options, futures contracts, forward contracts or swaps, or options on the foregoing, the Index, or other derivative or synthetic instruments relating to such stocks or Index, as the case may be, and, if applicable, to pay the costs and expenses of hedging any Index-related risk with respect to the Warrants. From time to time after the initial offering and prior to the maturity of the Warrants, depending on market conditions (including the value of the Index and/or the stocks underlying the Index), in connection with hedging with respect to the Warrants, the Company expects that it or one or more of its subsidiaries will increase or decrease their initial hedging positions using dynamic hedging techniques and may take long or short positions in the underlying stocks, the Index, options, futures contracts, forward contracts, swaps, or other derivative or synthetic instruments related to, the underlying stocks or the Index. In addition, the Company or one or more of its subsidiaries may purchase or otherwise acquire a long or short position in the Warrants from time to time and may, in its or their sole discretion, hold, resell, exercise, cancel or retire such Warrants. The Company or one or more of its subsidiaries may also take hedging positions in other types of appropriate financial instruments that may become available in the future. To the extent that the Company or one or more of such subsidiaries has a long hedge position in, options contracts in, or other derivative or synthetic instruments related to, the underlying stocks or the Index, the Company or one or more of such subsidiaries may liquidate all or a portion of its holdings at or about the time of the maturity of the Warrants and/or any Valuation Date. Depending on, among other things, future market conditions, the aggregate amount and composition of such positions are likely to vary over time. Profits or losses from any such position cannot be ascertained until such position is closed out and any offsetting position or positions are taken into account. Although the Company has no reason to believe that its hedging activity will have a material impact on the price of such options, swaps, futures contracts, forward contracts, options on the foregoing, or other derivative or synthetic instruments, or on the value of the underlying stocks or the Index, there can be no assurance that the Company will not affect such prices or value as a result of its hedging activities. The remainder of the proceeds from the sale of the Warrants will be used by the Company or its subsidiaries for general corporate purposes, as described above.

            CERTAIN UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

     The following is a summary of certain United States federal income tax considerations that may be relevant to a holder of a Warrant. This summary is based on laws, regulations, rulings and decisions now in effect, all of which are subject to change, possibly with retroactive effect. This summary deals only with holders that will hold Warrants as capital assets, and does not address tax considerations applicable to investors that may be subject to special tax rules, such as banks, tax-exempt entities, insurance companies, regulated investment companies, common trust funds or dealers in securities, currencies or options, persons that will hold Warrants as part of an integrated investment (including a "straddle" or "conversion transaction") comprised of a Warrant and one or more other positions or persons that have a "functional currency" other than the U.S. dollar. The discussion herein is based on the advice of Cleary, Gottlieb, Steen & Hamilton, counsel to the Company.

     Investors should consult their own tax advisors in determining the tax consequences to them of holding Warrants, including the application to their particular situation of the United States federal income tax considerations discussed below, as well as the application of state, local, foreign or other tax laws.

     As used herein, the term "US Holder" means a person who is a citizen or resident of the United States, or that is a corporation, partnership or other entity created or organized in or under the laws of the United States or any political subdivision thereof, an estate the income of which is subject to United States federal income taxation regardless of its source or a trust if (i) a United States court is able to exercise primary supervision over the trust's administration and (ii) one or more United States persons have the authority to control all of the trust's substantial decisions, and the term "United States" means the United States of America (including the States and the District of Columbia).

US HOLDERS

     The Warrants will be treated as "equity options" and thus generally will not be treated as "section 1256 contracts" which must be "marked-to-market" (i.e., treated as sold at fair market value) for federal income tax purposes on the last business day of each taxable year. Accordingly, upon the sale or exercise (including automatic exercise) of a Warrant, a US Holder generally will recognize gain or loss equal to the difference between the amount realized, if any, and the US Holder's tax basis in the Warrant. A US Holder of a Warrant that expires will recognize loss equal to the tax basis of the Warrant. Such gain or loss generally will be capital gain or loss, and will be long-term capital gain or loss if at the time of sale or exercise, the Warrant has been held by the US Holder for more than one year. Long-term capital gain realized by an individual US Holder is generally subject to a maximum tax rate of 28% in respect of property held for more than one year and to a maximum rate of 20% in respect of property held for more than 18 months. Legislation recently passed by Congress and awaiting the President's signature would, if enacted in its current form, apply a maximum tax rate of 20% on long-term capital gain realized by an individual US Holder in respect of property held for more than one year.

NON-US HOLDERS

     A holder of Warrants that is not a US Holder (a "non-US Holder") will not be subject to US federal income tax or withholding tax on any gain realized upon a sale or other disposition of a Warrant, unless the gain is effectively connected with the beneficial owner's trade or business in the United States or, in the case of a non-US Holder that is an individual, the holder is present in the United States for 183 days or more in the taxable year of the sale, exercise or other disposition and certain other conditions are met.

     The fair market value of a Warrant may be includible in the estate of an individual non-US Holder for United States federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an Underwriting Agreement (the "Underwriting Agreement") between the Company and Smith Barney, as sole Underwriter (the "Underwriter"), the Company has agreed to sell to the Underwriter, and the Underwriter has agreed to purchase from the Company, 1,100,000 Warrants:

     The Warrants are offered subject to receipt and acceptance by the Underwriter, to prior sale and to the Underwriter's right to reject any order in whole or in part and to withdraw, cancel or modify the offer without notice. It is expected that delivery of the Warrants will be made at the office of Smith Barney, 388 Greenwich Street, New York, New York, or through the facilities of the Depositaries, on or about July 22, 1998.

     The Company has been advised that the Underwriter proposes to offer the Warrants to the public initially at the public offering price set forth on the cover page of this Prospectus Supplement and to certain dealers at a price that represents a concession not in excess of $0.20 per Warrant, and that the Underwriter may allow, and each such dealer may reallow, to other dealers a concession not exceeding $0.05 per Warrant. After the initial public offering, the public offering price, the underwriting discount and such concessions may be changed from time to time.

     The Company has been advised by the Underwriter that the Underwriter may make a market in the Warrants, subject to applicable laws and regulations. However, the Underwriter is not obligated to do so and may discontinue any such market-making at any time without notice. No assurance can be given that an active public market for the Warrants will develop.

     The Underwriting Agreement provides that the Company will indemnify the Underwriter against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the Underwriter may be required to make in respect thereof.

     The Warrants may be offered to investors outside the United States. The Underwriter has further agreed that any offers and sales made outside the United States will be made in compliance with any selling restrictions applicable in the jurisdictions where such offers and sales are made.

     Smith Barney is an indirect wholly-owned subsidiary of the Company. Accordingly, the offering is being made pursuant to the provisions of Rule 2720 of the Conduct Rules of the National Association of Securities Dealers, Inc. regarding the offering by an affiliate of the securities of its parent.

     In connection with this offering, the Underwriter and selling group members and their respective affiliates may engage in transactions that stabilize, maintain or otherwise affect the market price of the Warrants. Such transactions may include stabilization transactions effected in accordance with Rule 104 of Regulation M under the Exchange Act, pursuant to which such persons may bid for or purchase Warrants for the purposes of stabilizing their market price. The Underwriter also may create a short position for its accounts by selling more Warrants in connection with this offering than it is committed to purchase from the Company, and in such case may purchase Warrants in the open market following completion of this offering to cover all or a portion of such short position. Any of the transactions described in this paragraph may result in the maintenance of the price of the Warrants at a level above that which might otherwise prevail in the open market. None of the transactions described in this paragraph are required, and, if any are undertaken, they may be discontinued at any time.

     The Company or one or more its subsidiaries may from time to time purchase or acquire a position in the Warrants and may, at its option, hold, resell or retire such Warrants. This Prospectus Supplement and the Prospectus may be used by Smith Barney, Salomon Brothers Inc and/or any successor thereto (the "Salomon Smith Barney Subsidiaries"), each an indirect wholly-owned subsidiary of the Company, in connection with offers and sales of the Warrants in market-making transactions at negotiated prices related to prevailing market prices at the time of sale. Any Salomon Smith Barney Subsidiary may act as principal or agent in such transactions.

                                 ERISA MATTERS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain restrictions on employee benefit plans ("Plans") that are subject to ERISA and on persons who are fiduciaries with respect to such Plans. In accordance with ERISA's general fiduciary requirements, a fiduciary with respect to any such Plan who is considering the purchase of the Warrants on behalf of such Plan should determine whether such purchase is permitted under the governing Plan documents and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Other provisions of ERISA and Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), prohibit certain transactions involving the assets of a Plan and persons who have certain specified relationships to the Plan ("parties in interest" within the meaning of ERISA or "disqualified persons" within the meaning of Section 4975 of the Code). Thus, a Plan fiduciary considering the purchase of Warrants should consider whether such a purchase might constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code.

     The Company, directly or through its affiliates, may be considered a "party in interest" or a "disqualified person" with respect to many Plans that are subject to ERISA. The purchase of Warrants by a Plan that is subject to the fiduciary responsibility provisions of ERISA or the prohibited transaction provisions of Section 4975 of the Code (including individual retirement accounts and other plans described in Section 4975(e)(1) of the Code) and with respect to which the Company is a party in interest or a disqualified person may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code. The person making the decision on behalf of any such plan on behalf of itself and the plan shall be deemed by its purchasing and holding of the Warrants to represent that such purchase and holding of the Warrants is not a prohibited transaction under Section 406 of ERISA or Section 4975 of the Code for which no exemption is available. In this regard, such plans may wish to review Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), or PTCE 95-60 (an exemption for certain transactions involving insurance company general accounts). ANY PENSION OR OTHER EMPLOYEE BENEFIT PLAN PROPOSING TO ACQUIRE ANY WARRANTS SHOULD CONSULT WITH ITS COUNSEL.

                                 LEGAL MATTERS

     Certain legal matters relating to the Warrants will be passed upon for the Company by Cleary, Gottlieb, Steen & Hamilton and by Robert H. Mundheim, Esq., as counsel for the Company. Mr. Mundheim, General Counsel of the Company, beneficially owns, or has rights to acquire under Travelers Group employee benefit plans, an aggregate of less than one percent of the common stock of Travelers Group.

     Certain legal matters relating to the Warrants will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York. Kenneth J. Bialkin, a partner of that firm, is a director of Travelers Group, and he and other attorneys of that firm beneficially own an aggregate of less than one percent of the common stock of Travelers Group. Skadden, Arps, Slate, Meagher & Flom LLP has from time to time acted as counsel for Travelers Group and certain of its subsidiaries and may do so in the future.

                                   APPENDIX A

                                 INDEX OF TERMS

                            TERM                              PAGE
                            ----                              -----
ADR.........................................................  Cover
Alternative Funding Date....................................   S-30
Alternative Settlement Amount...............................   S-28
AMEX........................................................   S-18
Applicable Business Day.....................................   S-26
Business Day................................................    S-4
Cancellation Date...........................................   S-28
Cash Settlement Value.......................................  Cover
CBOE........................................................  Cover
Cedel.......................................................   S-23
Citibank....................................................   S-24
Committee...................................................   S-18
Company.....................................................  Cover
Delisting Date..............................................    S-5
Depositaries................................................   S-24
Determination Agent.........................................   S-26
DTC.........................................................    S-3
Early Extended Expiration Date..............................   S-29
Euroclear...................................................   S-23
Exchange Act................................................    S-8
Exercise Date...............................................   S-24
Exercise Notice.............................................    S-5
Expiration Date.............................................    S-2
Extended Expiration Date....................................   S-29
Extension Event.............................................   S-29
Extraordinary Event.........................................   S-28
Foreign Issuer..............................................   S-13
Index.......................................................    S-3
Initial Index Value.........................................    S-4
Intrinsic Value.............................................   S-28
Limit Option................................................   S-30
Limit Option Index Value....................................   S-30
Market Disruption Event.....................................   S-27
Measurement Date............................................   S-29
Morgan......................................................   S-24
NASDAQ......................................................   S-18
non-US Holder...............................................   S-33
NYSE........................................................   S-18
Participant.................................................    S-5
Portfolio Securities........................................    S-7
Remaining Warrants..........................................   S-26
Salomon Smith Barney........................................  Cover
Salomon Smith Barney Subsidiaries...........................   S-34
SEC.........................................................    S-8

                            TERM                              PAGE
                            ----                              -----
Smith Barney................................................    S-7
Spot Index Value............................................    S-4
TEN+ Index..................................................    S-3
Trading Day.................................................    S-4
Travelers Group.............................................    S-8
Trust.......................................................    S-7
Underlying Shares...........................................   S-13
Underwriter.................................................   S-34
Underwriting Agreement......................................   S-34
United States...............................................   S-33
US Holder...................................................   S-33
Valuation Date..............................................   S-25
Warrant Agent...............................................   S-22
Warrant Agent's Office......................................   S-22
Warrant Agreement...........................................   S-22
Warrantholder...............................................    S-5
Warrant.....................................................  Cover

                                   APPENDIX B

                            FORM OF EXERCISE NOTICE

For Warrants Represented by the Global Warrant Certificate
CUSIP No.: 79549B651
Citibank, N.A.
c/o Citicorp Data Distribution Inc.
404 Sette Drive
Paramus, New Jersey 07652
Telephone No.: (201) 262-5445
Facsimile No.: (201) 262-7521

Attention:

     1. We refer to the Warrant Agreement dated as of July 22, 1998 (the "Warrant Agreement"), among Salomon Smith Barney Holdings Inc. (the "Company"), Citibank, N.A., as Warrant Agent (the "Warrant Agent"), and Smith Barney Inc., as Determination Agent (the "Determination Agent"). On behalf of certain beneficial owners, each of whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise
Warrants (the "Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 P.M., New York City time, on a Business Day in order for the Valuation Date for the Tendered Warrants to be the Business Day following such Business Day and that, if the Warrants being exercised and this Exercise Notice are received by you after 3:00 P.M., New York City time, on a Business Day (or, in the case of Warrants held through Cedel or Euroclear, if the Warrants are not received by 3:00 p.m., New York City time, on the first Business Day following such Business
Day) the Valuation Date of the Tendered Warrants shall be the Business Day next succeeding such Business Day, in each case subject to certain provisions of the Warrant Agreement.

     2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

     3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

        By cashier's check or an official bank check;
        By wire transfer to the following U.S. Dollar bank account in the United States:

        (Minimum payments of $100,000 only)

        Bank:
        --------------------------------------------------------
            Account No.:
            ------------------------------------------------------
            ABA Routing No.:
            ------------------------------------------------
            Reference:
            ---------------------------------------------------------

     4. The Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit Option(1).

     5. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified to us that it is not exercising in excess of 100,000 Warrants on behalf of any beneficial owner or in concert with any other beneficial owner on the date of this Exercise Notice.

                             FOR PARTICIPANTS ONLY

     6. We hereby certify that we are a Participant of The Depository Trust Company (the "Depository") with the present right to use and receive its services.

---------------

    (1) Separate Notices of Exercise shall be submitted with respect to Warrants subject to the Limit Option and Warrants not subject to the Limit Option.

     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:            , 19

                                          NAME OF DEPOSITORY PARTICIPANT
                                          Participant Number

                                          NAME OF EUROCLEAR PARTICIPANT
                                          Participant Number

                                          NAME OF CEDEL PARTICIPANT
                                          Participant Number

                                          By

                                            ------------------------------------
                                          Authorized Signature
                                          Address:
                                          Telephone: (   )

------------------------------------------------------
------------------------------------------------------

  YOU SHOULD RELY ONLY ON THE INFORMATION INCORPORATED BY REFERENCE OR PROVIDED IN THIS PROSPECTUS SUPPLEMENT OR THE ACCOMPANYING PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT INFORMATION. WE ARE NOT MAKING AN OFFER OF THESE SECURITIES IN ANY STATE WHERE THE OFFER IS NOT PERMITTED. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROSPECTUS SUPPLEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE ON THE FRONT OF THE DOCUMENT.

                               ------------------

                               TABLE OF CONTENTS

                                         PAGE
                                         ----
         PROSPECTUS SUPPLEMENT
Summary Information -- Q&A..............  S-3
Incorporation of Certain Documents by
  Reference.............................  S-8
Risk Factors Relating to the Warrants...  S-8
Description of the Index................ S-18
Description of the Warrants............. S-22
Use of Proceeds and Hedging............. S-31
Certain United States Federal Income Tax
  Considerations........................ S-32
Underwriting............................ S-34
ERISA Matters........................... S-35
Legal Matters........................... S-35
               PROSPECTUS
Prospectus Summary......................    2
The Company.............................    6
Ratio of Earnings to Fixed Charges......    6
The Offered Securities..................    6
Description of Debt Securities..........    7
Description of Index Warrants...........   15
Limitations on Issuance of Bearer
  Securities and Bearer Warrants........   19
European Monetary Union.................   20
Use of Proceeds and Hedging.............   21
Plan of Distribution....................   21
ERISA Matters...........................   23
Experts.................................   24
Legal Matters...........................   24
Available Information...................   25
Incorporation of Certain Documents by
  Reference.............................   25

------------------------------------------------------
------------------------------------------------------
------------------------------------------------------
------------------------------------------------------

                                 SALOMON SMITH
                              BARNEY HOLDINGS INC.

                            1,100,000 CALL WARRANTS
                                     ON THE
                              1998 TEN+(SM) INDEX
                           EXPIRING ON JULY 17, 2000
                                  ------------
                             PROSPECTUS SUPPLEMENT
                                 JULY 17, 1998

                             (INCLUDING PROSPECTUS
                            DATED DECEMBER 1, 1997)

                                  ------------
                              SALOMON SMITH BARNEY
------------------------------------------------------
------------------------------------------------------